As Filed with The Securities and Exchange Commission on  September 20, 2023

Registration No. 333-267995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAAG ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

Nevada	2389	38-4210123
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

{Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1716 13 Avenue NW

Calgary, AB T2N 1L1

Canada

Issuers Telephone Number: (403) 616-7221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Richard Jones

Jones & Haley, P.C.

750 Hammond Drive, Building 12, Suite 100

Atlanta, GA 30328

Telephone: (770) 804-0500

Email: jones@corplaw.net

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	3,508,000	$0.05	$175,400	$19.33

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Consisting of 2,508,000 shares of common stock to be sold by the Selling Shareholders named herein, and 1,000,000 shares of stock to be sold by the Company. Proceeds from the sale of shares by the Company will go to the Company, while proceeds from the sale of shares by the selling shareholders will go to the individual selling shareholders.

(3)

There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act, provided however that the shares offered by the Company will be offered for $.05 per share (See “Plan of Distribution”).

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JAAG ENTERPRISES LTD.

1,000,000 shares of common stock offered by the Company

2,508,000 shares offered by the Selling Shareholders

This is an initial public offering of the common stock of JAAG Enterprises, Inc. (the "Company"), a Nevada corporation, and no public market currently exists for the shares being offered. The Company is offering 1,000,000 shares of common stock (“Shares”). The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of Shares required to be purchased by each investor. The Shares offered by the Company will be sold on our behalf by our executive officers and directors. There is no assurance that the Company will be able to sell any of the 1,000,000 Shares being offered by the Company. All of the Shares being registered for sale by the Company will be sold at a fixed price of $0.05 per Share for the duration of the Offering. No commission will be paid in connection with the sale.

Our Selling Shareholders, as defined under the heading “Selling Shareholders”, are offering 2,508,000 shares of our common stock. The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. The shares offered by the Selling Shareholders may be sold in one or more transactions at a fixed price of $0.05 per share until our shares are listed on a national securities exchange or quoted in the over-the-counter market, at which time they may be sold at the prevailing market price.

Assuming all of the 1,000,000 Shares being offered by the Company are sold, the Company will receive $50,000 in proceeds. Assuming 750,000 Shares (75%) being offered by the Company are sold, the Company will receive $37,500 in proceeds. Assuming 500,000 Shares (50%) being offered by the Company are sold, the Company will receive $25,000 in proceeds. Assuming 250,000 Shares (25%) being offered by the Company are sold, the Company will receive $12,500 in proceeds. There is no minimum amount the Company is required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that the Company will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our business plan.

The Company estimates the costs of this offering at approximately $35,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to provide the funds necessary to pay the expenses relating to this offering.

None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

This offering will terminate upon the earliest of (i) such time as all of the 1,000,000 shares of common stock being sold by the Company has been sold; (ii) when the board of directors decide that it is in our best interest to terminate the offering or (iii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, besides their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company is not a Chinese operating company, but was formed under the laws of the State of Nevada and is a holding company, with a wholly owned subsidiary named JAAG Uniform Limited. Our subsidiary is a corporation formed under the laws of Hong Kong.  The Company's business is primarily carried out in Hong Kong through its operating subsidiary.   For a detailed description of the unique risks facing the Company and the holders of our common stock associated with our operations in Hong Kong and our operations in this holding company structure, please refer to the discussion under the following heading: “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong.”

In light of the recent statements and regulatory actions by the PRC government, such as those related to Hong Kong, data security, and anti-monopoly concerns, the Company may be subject to the risks of uncertainty of any future actions of the PRC government.  These actions could result in a material change in our operations, including our ability to carry on our current business or accept foreign investments, and the actions could have an adverse change in value to our common stock. The Company may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the Chinese Securities Regulatory Commission, if the Company fail to comply with such rules and regulations, which could adversely affect the ability of the Company’s securities to continue to trade on OTC Markets, which may cause the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company and the offering associated with our operations in Hong Kong, please refer to “Risk Factors – Risk Factors Relating to Doing Business in Hong Kong.”

Our auditor is located in Hong Kong and China, jurisdictions where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities.  Therefore, our auditor is subject to the statements announced by the PCAOB on December 16, 2021.   The PCAOB currently does not have free access to inspect the work of our auditor.  The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China.  As a result, the investors may be deprived of the benefits of such PCAOB inspection. The audits could be disallowed and the Company’s stock could be delisted if it is unable to meet the PCAOB inspection request established by the Holding Foreign Companies Accountable Act (“HFCAA”).  In addition, under the HFCAA, as amended by the Consolidated Appropriations Act of 2023 and related regulations, if the PCAOB determines that it cannot inspect or investigate completely our auditor for two consecutive years an exchange may determine to delist our securities.

  The Company’s subsidiary, JAAG Uniform has transferred no funds to the Company, as the parent in the corporate structure and the parent has transferred no funds to the subsidiary.  The Subsidiary is the operating company, and it retains its funds to pay its own expenses.  Management does not anticipate the payment or distribution of dividends, but in the event such dividends were paid, the Subsidiary would transfer the funds to the parent, which would then make the distribution to the shareholders.  No distribution will be made by the subsidiary directly to the shareholders."

THE SECURITIES BEING OFFERED UNDER THIS PROSPECTUS ARE THOSE OF JAAG ENTERPRISES LTD., A NEVADA CORPORATION.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

The date of this prospectus is September 20, 2023

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You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. The Company has not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. The Company takes no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Company is offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through November 1, 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” or the “Registrant” refer to JAAG Enterprises Ltd. a Nevada corporation and it’s wholly-owned subsidiary, JAAG Uniform Limited("JAAG Uniform" or the "Subsidiary"), a Hong Kong corporation.  In this Prospectus, the Company and the Subsidiary may be referred to sometimes collectively as the " Group". If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The Company:

JAAG Enterprises, Ltd. (“the Company”) was incorporated on January 25, 2022 in the state of Nevada, and it operates as a holding company with all its operations performed by its wholly owned subsidiary, JAAG Uniform Ltd.

On May 27, 2022, the Company acquired a 100% interest in JAAG Uniform Limited, a Company formed under the laws of Hong Kong (“JAAG Uniform” or the "Subsidiary"). JAAG Uniform is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

JAAG Uniform has an accumulated deficit as of June 30, 2023 of $65,994. The Group expects to incur substantial expenses and generate continued operating losses until we generate revenues sufficient to meet our obligations. These factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company will need to rely on private capital investment to fund on-going operations for the near term. There is no guarantee that the Company will be able to secure private capital investment, or that we will be able to secure such funding in the amount and on the terms acceptable to us.

Our principal executive offices are located at 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada. Our telephone number is (403) 616-7221.

Business:

The Company’s wholly owned subsidiary JAAG Uniform is an emerging growth company in the business of designing and selling work uniforms. Working alongside its clients and partners, JAAG Uniform provides expertise in helping corporations to establish a brand presence and identity through employee uniforms. JAAG Uniform supplies products on a wholesale level and on a retail level to a diverse clientele within a number of industries, including luxury retail, sports, health and beauty, hospitality, engineering and manufacturing, property management, hospitals, security, and transportation. JAAG Uniform will purchase the uniforms from its manufacturing partners in China. The Company’s management has extensive knowledge in textiles and tailoring and JAAG Uniform offers custom designed uniform solutions to meet the specific needs of individual clients. In addition to its custom uniforms JAAG Uniform offers more generic uniforms at the wholesale level.

Doing Business in Hong Kong:

The Company is a United States holding company formed under the laws of the State of Nevada, however, our subsidiary. JAAG Uniform, Ltd., is a Hong Kong company, with its main location and operations taking place in Hong Kong.

A Chinese corporation must be formed under the laws of China and the Chinese Government as well as the PRC have rules that impact the operation of Chinese companies. These rules involve such things as the sale of securities, especially to persons that are not in China, mergers and acquisitions, national security review, property rights transfers, and foreign investment in Chinese companies.  These restrictions could restrict the ability of a subsidiary to distribute earnings to its corporate parent located outside of China.

For clarification, please keep in mind that the Company and JAAG Uniform are not Chinese companies and the rules discussed above do not apply to them under the one China two systems policy. (See Also “Risk Factors”)

As a Hong Kong corporation, JAAG Uniform operates pursuant to China’s one country two systems policy.   Hong Kong has its own law known as the “Hong Kong Basic Law”, and, except for national security matters, the Company is governed under the Hong Kong Basic Law.  For these reasons, the Company is not required to obtain permission from the Chinese authorities to operate or to sell its securities to local or foreign investors.

The audit report for the year end June 30, 2023 was issued by Centurion ZD CPA & Co. (“CZD CPA”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that it is unable to conduct inspections or investigate auditors.  Our auditors CZD CPA, is among those listed in the PCAOB determination, and a determination announced, by the PCAOB on December 16, 2021, that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, because of a position taken by one or more authorities in Hong Kong.  As a result of these facts, if the Company’s securities were traded on a U.S. exchange that exchange could delist the Company’s securities.

Please see Risk Factors – Risk Factors Relating to Doing Business in Hong Kong

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Holding Company Structure:

The Company is not an operating company, but a Nevada holding company with operations primarily conducted through JAAG Uniform, wholly-owned subsidiary based in Hong Kong.  Our investors hold common stock of JAAG Enterprises, the Nevada holding company.

Our holding company structure presents unique risks as our investors may never directly hold equity interests in our Hong Kong operating subsidiary and while we are not now, we may become dependent upon dividends and other distributions from our subsidiary to finance our cash flow needs. Our ability to receive dividends and other contributions from our subsidiary are significantly affected by regulations promulgated by Hong Kong and PRC authorities. Any change in the interpretation of existing rules and regulations or the promulgation of new rules and regulations may materially affect our operations and or the value of our securities, including causing the value of our securities to significantly decline or become worthless. For a detailed description of the risks facing the Company associated with our structure, please see Risk Factors – Risk Factors Relating to Doing Business in Hong Kong.

Currently, PRC laws and regulations do not prohibit direct foreign investment in our Hong Kong operating subsidiary. Nonetheless, in light of the recent statements and regulatory actions by the PRC government, such as those related to Hong Kong’s national security, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard, which would likely result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors, and the resulting adverse change in value to our common stock. We may also be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the China Securities Regulatory Commission (the “CSRC”), if we fail to comply with such rules and regulations, which would likely adversely affect the ability of the Company’s securities to trade on the Over-the-Counter Bulletin Board, which would likely cause the value of our securities to significantly decline or become worthless.

Regulatory Permissions and Developments:

The laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong such as us may face similar regulatory risks as those operated in PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct their business or accept foreign investment. In light of China’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. See Risk Factors – Risk Factors Relating to Doing Business in Hong Kong.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a revised draft of the Measures for Cybersecurity Review for public comments, or the Revised Draft, which required that, among others, in addition to “operator of critical information infrastructure”, any “data processor” controlling personal information of no less than one million users (which to be further specified) which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

Except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and anti-monopoly have not been listed in Annex III and do not apply directly to Hong Kong and, as such, the CAC and CSRC do not currently have jurisdiction over companies operating in Hong Kong.

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We are not currently required to obtain any permission or approval from the CSRC, the CAC or any other regulatory authority in the PRC for our operations, the trading of our securities on the Over-the-Counter Bulletin Board and the offering of our securities to foreign investors. The business of our subsidiary is not subject to cybersecurity review with the CAC, given that PRC laws on data protection and cybersecurity do not currently apply to Hong Kong. To the extent that if we become subject to such PRC laws in the future, we do not believe we are required to conduct a cybersecurity review because (i) we do not possess a large amount of personal information in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, we are not subject to merger control review by China’s anti-monopoly enforcement agency as such PRC enforcement agency does not currently have jurisdiction over our Hong Kong operating subsidiary. However, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry, if we inadvertently conclude that such approvals are not required when they are, or applicable laws, regulations, or interpretations change and we are required to obtain approval in the future. We may be subject to penalties and sanctions imposed by the PRC regulatory agencies, including the CSRC, if we fail to comply with such rules and regulations, which could adversely affect the ability of the Company’s securities to continue to trade on the OTCQB, which may cause the value of our securities to significantly decline or become worthless.

In addition, in light of the recent statements and regulatory actions by the PRC government, such as those related to Hong Kong’s national security, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of uncertainty of any future actions of the PRC government in this regard including the risk that the PRC government could disallow our holding company structure, which may result in a material change in our operations, including our ability to continue our existing holding company structure, carry on our current business, accept foreign investments, and offer or continue to offer securities to our investors. These adverse actions could cause the value of our securities to significantly decline or become worthless.

There may be prominent risks associated with our operations being in Hong Kong. For example, as a U.S.-listed public company operating primarily in Hong Kong, we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock. Additionally, we are subject to certain legal and operational risks associated with our business operations in Hong Kong, which is subject to political and economic influence from China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and we may face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business. Therefore, these risks associated with being based in or having the majority of our operations in Hong Kong could likely cause the value of our securities to significantly decline or be worthless. Furthermore, these risks would likely result in a material change in our business operations or a complete hinderance of our ability to offer or continue to offer our securities to investors. Furthermore, changes in Chinese internal regulatory mandates, such as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), the Anti-Monopoly Law, the Cybersecurity Law and the Data Security Law, may target the Company’s corporate structure and impact our ability to conduct business in Hong Kong, accept foreign investments, or list on an U.S. or other foreign exchange.

The U.S. government, including the SEC, has recently made statements and taken certain actions that may lead to significant changes to U.S. and international relations, and will impact companies with connections to the United States or China (including Hong Kong). The SEC has issued statements primarily focused on companies with significant China-based operations. For example, on July 30, 2021, Gary Gensler, Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations.

For a detailed description of the risks facing the Company and the risks associated with having our operations in Hong Kong, please see Risk Factors – Risk Factors Relating to Doing Business in Hong Kong.

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Cash Transfers and Dividend Distribution:

We conduct the majority of our operations in Hong Kong and maintain our bank accounts and balances primarily in licensed banks in Hong Kong. If needed, cash can be transferred between our holding company and subsidiary through intercompany fund advances, and there are currently no restrictions that would prevent the transferring of funds between our Nevada holding company and our subsidiary in Hong Kong. No transfer of cash or other types of assets has been made between our Nevada holding company and our subsidiary as of the date of this prospectus.

Our Nevada holding company has not declared or paid dividends in the past given the early development stage of our businesses, nor any dividends or distributions were made by a subsidiary to the Nevada holding company. We do not intend to have our holding company distribute dividends in the future.  Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

Our Nevada holding company has not declared or made any dividend or other types of distributions to our  stockholders, including U.S. investors, in the past. U.S. investors will not be subject to Nevada, Hong Kong, taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax.

See Risk Factors – Risks Related to Securities, The Company does not anticipate paying dividends and Risks Related to Securities, Because the Company do not intend to pay any cash dividends on our common stock, our stockholders will not be able to earn a return on their shares unless they sell them.

Common Stock offered by the Company:

The Company is offering 1,000,000 Shares of its common stock at a fixed price of $0.05 per share. The shares will be offered by our executive officers in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the Shares have been sold pursuant to the registration statement; (ii) at such time as the board of directors chooses to terminate the offering; or (iii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. No shares of the Subsidiary will be issued in connection with the offering.

Common stock offered by the Stockholders:

The selling shareholders are offering 2,508,000 shares of our common stock in a resale offering at $0.05 per share until our shares are listed on a national exchange or quoted on the OTC Markets, at which time they may be sold at prevailing market prices or in privately negotiated transactions. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The Company may however, at any time and for any reason terminate the offering.

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The Offering

Common stock offered by us:	1,000,000 shares of our common stock of the Company

Common stock offered by the Selling Shareholders:	2,508,000 shares of our common stock of the Company.

Common Stock outstanding before this Offering:

10,208,000 shares of our common stock of the Company as of the date of this Prospectus and 11,208,000 shares of the Company will be outstanding assuming the complete sale of all 1,000,000 shares that the Company offers.

Use of proceeds:

Any proceeds that the Company receives from our sale of shares of the Company will be used by us to pay for business development, marketing, promotion and general working capital. The Company will not receive any proceeds from the sale of the securities by the selling shareholders. (See “Use of Proceeds”.)

No Escrow:

The funds received by the Company from the sale of its shares in the Offering will be non-refundable and will not be placed in escrow, but will be immediately available for use by the Company regardless of the number of shares sold by the Company.

Risk Factors:

The Common Shares of the Company offered pursuant to this prospectus involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” before deciding whether or not to invest in shares of our common stock.  The following is a summary discussion of such risk factors as more generally developed in the prospectus under the heading “Risk Factors.”

Risk Factors Relating to Doing Business in Hong Kong:

Recently, the PRC initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Currently, the Company and its operating subsidiary are not subject to these rules.  In the future, the Company may be subject to PRC laws and regulations related to our current business operations and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of the securities the Company is registering for sale.

The business of our Subsidiary generates and processes personal data, and the Company is required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject our Subsidiary to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

The Company may be liable for improper use or appropriation of personal information provided directly or indirectly by its customers or end users.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

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The Group faces the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.

The business of the Company’s subsidiary has been affected by and future operations may continue to be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

Because the headquarters of the Group are located outside of the U.S. and its products will be sold outside of the U.S., the Group is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect JAAG Uniform sales and cost of doing business in those regions of the world.

Because the Group headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

Risk Factors Relating to Corporate Structure

JAAG Enterprises, Ltd. is a holding company formed under the laws of the State of Nevada. It is a passive company that acts as a holding company for its subsidiary, which is an operating company.  The operating company of the Group is JAAG Uniforms, Ltd., which is a Hong Kong corporation.  Substantially all the assets and operations of JAAG Uniform are located in Hong Kong.  Moreover, the Company’s officers and directors Jeffrey Chau and Billy Chen are nationals of Hong Kong and substantially all their assets are located outside the United States.  The Company’s subsidiary, JAAG Uniform has transferred no funds to the Company, as the parent in the corporate structure and the parent has transferred no funds to the subsidiary.  The Subsidiary is the operating company, and it retains its funds to pay its own expenses.  Management does not anticipate the payment or distribution of dividends, but in the event such dividends were paid, the Subsidiary would transfer the funds to the parent, which would then make the distribution to the shareholders.  No distribution will be made by the subsidiary directly to the shareholders."

Because the Company’s officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

The Company must comply with the Foreign Corrupt Practices Act.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The business of the Company’s subsidiary has been affected by and future operations may continue to be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

Because the headquarters of the Group are located outside of the U.S. and its products will be sold outside of the U.S., the Group is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect JAAG Uniform sales and cost of doing business in those regions of the world.

Because the Group headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

Because the Company’s officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

The Company must comply with the Foreign Corrupt Practices Act.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

Holding Foreign Companies Accountable Act

On December 15, 2022, the PCAOB announced that based on the PCAOB’s having complete access, as facilitated by the PRC Authorities’ performance in accordance with the requirements of the Agreement, the Board has concluded that, consistent with the HFCAA, the Board is able to inspect and investigate completely firms headquartered in mainland China and Hong Kong. The Board (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the Board considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the Board, as interpreted and applied by the Board. Consequently, in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the Board’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCAA dictates that the Board vacate its 2021 Determinations.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline, and you may lose all or a part of your investment.

Risk Factors Relating to Doing Business in Hong Kong

Recently, the PRC initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little or no advance notice, including a cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using the variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Currently, the Company and its operating subsidiary are not subject to these rules.  In the future, the Company may be subject to PRC laws and regulations related to our current business operations and any changes in such laws and regulations and interpretations may impair our ability to operate profitably, which could result in a material negative impact on our operations and/or the value of the securities the Company is registering for sale.

The Company is a holding company formed in the United States under the laws of Nevada, but our operating subsidiary is a Hong Kong company with its primary business located in Hong Kong.  At this time, the Company does not have or intend to have any subsidiary or any contractual arrangement to establish a VIE structure with any entity in mainland China, but nonetheless, the Company is still subject to certain legal and operational risks associated with our operating Subsidiary, being based in Hong Kong and having all of its operations to date in Hong Kong. In the event that our Hong Kong Subsidiary were to become subject to PRC laws and regulations, the Company could incur material costs to ensure compliance, and or our Honk Kong Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and\or no longer be permitted to continue business operations as presently conducted. Our organizational structure involves risks to the investors, and Chinese regulatory authorities could disallow this structure, which would likely result in a material change in the Company's, operations and/or a material change in the value of the securities the Company is registering for sale, including the risk that such event could  uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. In addition, the Company could be prohibited from selling our securities. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if the Company relies on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. The Company cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

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The uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time could result in a material change in our operations and/or the value of the securities the Company is registering.

The Chinese government has recently issued statements indicating its intent to exercise more oversight and control over securities offerings of Chinese based issuers that are offering their securities outside of China.  If such actions are taken, it could severely limit or completely hinder the Companies ability to offer or continue to offer the Company’s securities.  Such actions could cause the Company’s shares to decline or to become worthless.

The business of our Subsidiary generates and processes personal data, and the Company is required to comply with PRC laws and regulations relating to cyber security. These laws and regulations could create unexpected costs, subject our Subsidiary to enforcement actions for compliance failures, or restrict portions of our business or cause us to change our data practices or business model.

The business of our Subsidiary generates and processes personal data and faces risks inherent in handling and protecting personal data. In particular, the Company faces a number of challenges relating to data the Company collects through our B2B and B2C e-commerce platforms, once online, including:

•	protecting the data in and hosted on our system, including against attacks on our system by outside parties or fraudulent behavior or improper use by our employees;

•	addressing concerns related to privacy and sharing, safety, security and other factors; and

•	complying with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal information, including any requests from regulatory and government authorities relating to this data.

Governments around the world, including the PRC government, have enacted or are considering legislation related to online businesses. There may be an increase in legislation and regulation related to the collection and use of anonymous internet user data and unique device identifiers, such as IP address or mobile unique device identifiers, and other data protection and privacy regulation. The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. The Company may be required by Chinese governmental authorities to share personal information and data that the Company collects to comply with PRC laws relating to cybersecurity. All these laws and regulations may result in additional expenses to us, and any non-compliance may subject us to negative publicity which could harm its reputation and negatively affect the trading price of our securities. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. The Company expects that these areas will receive greater attention and focus from regulators, as well as attract continued or greater public scrutiny and attention going forward, which could increase the compliance costs and subject it to heightened risks and challenges associated with data security and protection. If the Company is unable to manage these risks, the Company could become subject to penalties, fines, suspension of business and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected. In addition, regulatory authorities around the world have recently adopted or are considering a number of legislative and regulatory proposals concerning data protection. These legislative and regulatory proposals, if adopted, and the uncertain interpretations and application thereof could, in addition to the possibility of fines, result in an order requiring that the Company changes our data practices, which could have an adverse impact on the Groups business and the Groups results of operations.

The Company may be liable for improper use or appropriation of personal information provided directly or indirectly by its customers or end users.

Since our operating subsidiary is located in Hong Kong, the Company may become subject to a variety of laws and regulations in the PRC and Hong Kong regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

The Company is required by applicable laws to keep strictly confidential the personal information that we collects, and to take adequate security measures to safeguard such information.

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The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways.

On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.  Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

In November 2016, the Standing Committee of China’s National People’s Congress passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“2021 Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. The Company does not know what regulations will be adopted or how such regulations will affect us. In the event that the Cyberspace Administration of China determines that the Company is subject to these regulations, its securities may no longer be traded, and the Company may be subject to fines and penalties.

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On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business.

Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, the Company faces uncertainties as to whether such clearance can be timely obtained, or at all.

On August 20, 2021, the Standing Committee of the NPC approved the Personal Information Protection Law (“PIPL”), which will become effective on November 1, 2021. The PIPL regulates collection of personal identifiable information and seeks to address the issue of algorithmic discrimination. Companies in violation of the PIPL may be subject to warnings and admonishments, forced corrections, confiscation of corresponding income, suspension of related services, and fines. We offer our products and services mainly to corporate clients and have limited interactions with individual end-users, which means our potential access or exposure to end-users’ personal identifiable information is limited. However, in the event the Company inadvertently accesses or becomes exposed to end-users’ personal identifiable information, through its corporate clients’ end-user-facing applications which access or store end users’ personal identifiable information, then we may face heightened exposure to the PIPL. The Company cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as the Company does, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results.

The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established complex procedures and requirements for acquisition of Chinese companies by foreign investors, including requirements in some instances that the Ministry of Commerce of the PRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the National People’s Congress, which became effective in 2008, requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the Ministry of Commerce before they can be completed. In addition, the security review rules issued by the Ministry of Commerce and became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

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The Company is a holding company located in the United States, but its operating subsidiary is a Hong Kong company with its operations primarily in Hong Kong. As such, in the future we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of the above-mentioned regulations and other rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the Ministry of Commerce. The application and interpretations of M&A Rules are still uncertain, and there is possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain approval of the Ministry of Commerce for our completed or ongoing mergers and acquisitions. There is no assurance that we can obtain such approval from the Ministry of Commerce for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

Furthermore, the M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC domestic companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The CSRC has not issued any definitive rules or interpretations concerning whether offerings such as this offering are subject to the CSRC approval procedures under the M&A Rules. Although we are of the position that we are not required to obtain approval from the CSRC under the M&A Rules for listing and trading of our securities, uncertainties still exist as to how the M&A Rules will be interpreted and implemented and the opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

The Group faces the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the Hong Kong and the profitability of such business.

The Company’s subsidiary and its assets are located in Hong Kong. Accordingly, economic, political and legal developments in Hong Kong and the PRC will significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case.  Our interests may be adversely affected by changes in policies by the PRC government, including:

·	changes in laws, regulations or their interpretation especially with respect to application of PRC tax, labor, currency restriction and other laws to Hong Kong operations;
·	confiscatory taxation or changes in taxation;
·	Currency revaluations or restrictions on currency conversion, imports or sources of supplies, or ability to continue as a for-profit enterprise; and
·	expropriation or nationalization of private enterprises.

Risks Relating to Our Business

The business of the Company’s subsidiary has been affected by and future operations may continue to be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

There has been a decrease in economic activities in Hong Kong in the past 2 years due the COVID-19 pandemic. As a result, the business of our Hong Kong subsidiary has not grown as quickly as the Company had expected and may continue to  be affected due to the uncertainty of additional outbreaks of other variants of COVID-19.

The Company may face additional risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that we, or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners.

It is not possible at this time to estimate the total impact that COVID-19 may have on its business, its customers, or potential customers, suppliers or other current or potential business partners, the continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

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Because the headquarters of the Group are located outside of the U.S. and its products will be sold outside of the U.S., the Group is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect JAAG Uniform sales and cost of doing business in those regions of the world.

Foreign economic downturns may affect the Group results of operations in the future. Additionally, other factors relating to the operation of JAAG Uniform’s business outside of the U.S. may have a material adverse effect on the Groups business, financial condition and results of operations, including among other things:

•	international economic and political changes and unrest;
•	the imposition of governmental controls or changes in government regulations;
•	difficulties in enforcing intellectual property rights;
•	restrictions on transfers of funds and assets between jurisdictions;
•	foreign tax treaties and policies;
•	geo-political instability;
•	changes in labor laws, regulations and policies;
•	changes in customs duties, additional tariffs and other trade barriers;
•	changes in shipping costs; and
•	currency exchange fluctuations.

As the Company operates its business globally, its success will depend in part, on its ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect its business, financial condition and results of operations.

Because the Group headquarters are located outside of the U.S., U.S. investors may experience difficulties in attempting to effect service of process and in enforcing a judgment pursuant to U.S. federal securities law.

While the Company is organized under the laws of the State of Nevada, the Company’s headquarters are located outside of the U.S. Consequently, it may be difficult for investors to affect service of process in the U.S. and to enforce judgments obtained in U.S. courts. It may be difficult or impossible for U.S. investors to collect a judgment against us. Any judgment obtained in the U.S. against us may not be enforceable. (See Also “Enforceability of Civil Liabilities.”)

Because the Company’s officers and directors are not residents of the United States, it may be difficult for U.S. investors to enforce any judgment liabilities against them.

If an event occurs that results in any liability of any of its officers and directors, shareholders will probably have difficulty in enforcing such liabilities, because its officers and directors reside outside of the United States. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where his or her assets are located. Accordingly, it may be difficult to enforce any liabilities against its officers and directors. (See Also “Enforceability of Civil Liabilities.”)

The Company must comply with the Foreign Corrupt Practices Act.

The Company is required to comply with the United States Foreign Corrupt Practices Act, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Asia. If its competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving those competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. The Company could suffer severe penalties if its employees or other agents were determined to have engaged in such practices.

Fluctuation in the value of foreign currency may have a material adverse effect on your investment.

The value of foreign currencies against the U.S. Dollar may fluctuate and is affected by, among other things, changes in political and economic conditions. Any significant appreciation or depreciation in the foreign currency against the U.S. Dollar may affect our cash flows, revenues, earnings and financial position. For example, an appreciation of the foreign currency against the U.S. Dollar would make any new foreign currency-denominated investments or expenditures more costly to us, to the extent that the Company is required to convert U.S. Dollars into that foreign currency for such purposes. Conversely, a significant depreciation of the foreign currency against the U.S. Dollar may significantly reduce the U.S. Dollar equivalent of our reported earnings and adversely affect the price of our common stock.

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The business of the Subsidiary is expected to be dependent on third-party manufacturers, which are located in China, and any inability to obtain products from any such manufacturers could have a material adverse effect on our business, operating results and financial condition.

Substantially all of the Subsidiary's current and future products are expected to be manufactured by companies that are located in China. This concentration exposes us to risks associated with doing business globally. The political, legal and cultural environment in China is rapidly evolving, and any change that impairs our ability to obtain products from manufacturers in that region, or to obtain products at marketable rates, could have a material adverse effect on our business, operating results and financial condition.

There are quotas and trade restrictions on certain categories of goods and apparel from China and countries that are not subject to the World Trade Organization Agreement, which could have a significant impact on our sourcing patterns in the future. In addition, political uncertainty in the United States may result in significant changes to U.S. trade policies, treaties and tariffs, potentially involving trade policies and tariffs regarding China, including the potential disallowance of tax deductions for imported merchandise or the imposition of unilateral tariffs on imported products. Currently, there are no sales in the United States.

These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between these nations and the United States. Any of these factors could depress economic activity, restrict our sourcing from suppliers and have a material adverse effect on our business, financial condition and results of operations and affect our strategy in Asia and elsewhere around the world. The Company cannot predict whether any of the countries in which our merchandise or raw materials are currently manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and foreign governments, nor can the Company predict the likelihood, type or effect of any such restrictions. Trade restrictions, including increased tariffs or quotas, embargoes, safeguards and customs restrictions against apparel items could increase the cost, delay shipping or reduce the supply of apparel available to us or may require us to modify our current business practices, any of which could have a material adverse effect on our business, financial condition and results of operations.

Moreover, the potential for a second wave of the coronavirus pandemic breaking out in China, and the uncertainty in relation to same, could impair our ability to obtain products from manufacturers in that region or to obtain products at marketable rates, particularly if additional quarantine and travel restrictions result in the closure of the factories in which our current products are manufactured and which our anticipated line of products are planned to be manufactured. Such events may result in the need for us to consider and establish relationships with manufacturers in different countries from which to source our inventory of products and could have a material adverse effect on our business, operating results and financial condition.

The audit report included in this Amendment is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and as such, our investors are deprived of the benefits of such inspection. The Company could be delisted if it is unable to timely meet the PCAOB inspection requirements established by the Holding Foreign Companies Accountable Act.

As a public company with securities quoted on the OTC Pink Sheets, the Company will be required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers be subject to regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in Hong Kong and China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities due to various state secrecy laws and the revised Securities Law, the PCAOB currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections.

On December 18, 2020, the Holding Foreign Companies Accountable Act, or HFCAA, was enacted, and subsequently the SEC has adopted rules to implement that Act.  In essence, the act requires the SEC to prohibit securities of any foreign companies from being listed on U.S. securities exchanges or traded “over-the-counter” if a company retains a foreign accounting firm that cannot be inspected by the PCAOB for three consecutive years, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong and China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, and therefore our auditors are not currently inspected by the PCAOB.

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On March 24, 2021, the SEC adopted interim final amendments, which will become effective 30 days after publication in the Federal Register, relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Before any registrant will be required to comply with the interim final amendments, the SEC must implement a process for identifying such registrants. As of the date of this Amendment, the SEC is seeking public comment on this identification process. Consistent with the HFCAA, the amendments will require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in that jurisdiction, and will also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act which, if enacted, would decrease the number of non-inspection years from three years to two, thus reducing the time period before our securities may be delisted or prohibited from trading.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board Determination Under the Holding Foreign Companies Accountability Act, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, the SEC announced the adoption of amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (Commission-Identified Issuers). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a "foreign issuer," as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, PCAOB issued a report on its determinations that PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of the People’s Republic of China (PRC), because of positions taken by PRC authorities in those jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. The audit report included in this registration statement for the year ended June 30, 2023, was issued by Centurion ZD CPA & Co. (“CZD”), an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors. The Company’s auditors CZD is among those listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021 that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. In addition, under the HFCAA, the Company’s securities may be prohibited from trading on the U.S. stock exchanges or in the over the counter trading market in the U.S. if the Company’s auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Company’s common stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges or in the over the counter trading market in the U.S. if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In the future, if the Company does not engage an auditor that is subject to regular inspection by the PCAOB, the Company’s common stocks may be delisted.

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The SEC may propose additional rules or guidance that could impact the Company if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 15, 2022, the PCAOB announced that based on the PCAOB’s having complete access, as facilitated by the PRC Authorities’ performance in accordance with the requirements of the Agreement, the Board has concluded that, consistent with the HFCAA, the Board is able to inspect and investigate completely firms headquartered in mainland China and Hong Kong. The Board (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the Board considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the Board, as interpreted and applied by the Board. Consequently, in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the Board’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCAA dictates that the Board vacate the 2021 Determinations.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, and the market price of our stock could be materially adversely affected.

The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) to be permitted to inspect any issuer's public accounting firm within three years. There are uncertainties under the PRC Securities Law relating to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. If the U.S. securities regulatory agencies are unable to conduct such investigations, they may suspend or de-register the Company’s registration with the SEC and delist the Company’s securities from applicable trading market within the US.

The Holding Foreign Companies Accountable Act was signed into law on December 18, 2020, and requires Auditors of publicly traded companies to submit to regular inspections to assess such auditors’ compliance with applicable professional standards. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register the Company’s registration with the SEC and may also delist the Company’s securities from applicable trading market within the US. Our auditor is located in Hong Kong and is not subject to PCAOB inspections.

According to Article 177 of the Securities Law of the PRC (“Article 177”), overseas securities regulatory authorities are prohibited from engaging in activities pertaining to investigations or evidence collection directly conducted within the territories of the PRC, and Chinese entities or individuals are further prohibited from providing documents and information in connection with securities business activities to any organizations and/or persons abroad without the prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council. As of the date of this prospectus, the Company is not aware of any implementing rules or regulations which have been published regarding application of Article 177.

The Company believes Article 177 is only applicable where the activities of overseas authorities constitute a direct investigation or evidence collection by such authorities within the territory of the PRC. Our principal business operation is conducted in Hong Kong. In the event that the U.S. securities regulatory agencies carry out an investigation on us such as an enforcement action by the Department of Justice, the SEC or other authorities, such agencies’ activities will constitute conducting an investigation or collecting evidence directly within the territory of the PRC and accordingly fall within the scope of Article 177. In that case, the U.S. securities regulatory agencies may have to consider establishing cross-border cooperation with the securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or establishing a regulatory cooperation mechanism with the securities regulatory authority of the PRC. However, there is no assurance that the U.S. securities regulatory agencies will succeed in establishing such cross-border cooperation in this particular case and/or establish such cooperation in a timely manner.

Furthermore, it remains unclear as to how Article 177 will be interpreted, implemented or applied by the Chinese Securities Regulatory Commission or other relevant government authorities. As such, there are uncertainties as to the procedures and requisite timing for the U.S. securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC. The Holding Foreign Companies Accountable Act requires the Public Company Accounting Oversight Board (PCAOB) be permitted to inspect the issuer's public accounting firm within three years. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register the Company’s registration with the SEC and may also delist the Company’s securities from applicable trading markets within the US.

18

The apparel industry is highly competitive and is subject to rapidly changing consumer demands and preferences, and the Company faces significant competitive threats to its business.

The market for apparel and the related accessory and other items the Subsidiary will provide is highly competitive and includes many new competitors as well as increased competition from established companies, some of which are larger or more diversified and may have greater financial resources. Many of our competitors have larger sales forces, stronger brand recognition among consumers, bigger advertising budgets, and greater economies of scale. The Company will compete with these companies primarily on the basis of price, quality, service and brand recognition, all of which are important competitive factors in the apparel industry. Our ability to maintain a competitive edge depends upon these factors, as well as our ability to deliver new products at the best value for the customer, maintain positive brand recognition, and obtain sufficient retail floor space and effective product presentation at retail. If the Company is unable to compete successfully with our competitors, our business and results of operations will be adversely affected.

The Company has recognized minimal revenues.  If the Company is unable to generate significant revenue from our operations, our business will fail.

Prior to our acquisition of JAAG Uniform, our subsidiary, the Company did not have any material assets, liabilities and had not commenced business operations. As a result of the reverse acquisition, our historical financial statements represent those of JAAG Uniform.

On June 27, 2022, the Company closed a private placement in which the Company issued 2,508,000 common shares for gross proceeds of $58,640.

The Company has recognized minimal revenues of $73,172 and incurred costs of $58,193 for the period from November 4, 2021 (inception) to June 30, 2022 and revenues of $33,914 and costs of $18,993 for the year ended June 30, 2023.  If the Company is unable to generate additional revenue from operations it will not be able to achieve profitability or to continue operations.

If the Company continues to incur net losses, the Company’s business will fail.

From the Company’s formation to June 30, 2023, it has incurred cumulative net losses of $65,994. The Company expects to incur losses in the foreseeable future as the Company’s business develops. Unless the Company is able to generate profit from the business operations within a reasonable time, the business will fail, and you run the risk of a complete loss of your investment.

The Company may not be able to compete effectively against our competitors.

The business uniform business is extremely competitive. The sector includes large, established corporations that enjoy established market shares and brand recognition with consumers. The Company’s competitors will have greater financial resources and may be able to withstand price competition and attract clients better than we will.  The Company also expects to face competition from new market entrants. The Company may be unable to compete effectively with these existing or new competitors, which could have a material adverse effect on the Company’s financial condition and results of operations.

The Company’s business has been affected by and future operations may continue to be adversely affected by epidemics and pandemics, such as the recent COVID-19 outbreak.

There has been a decrease in economic activities in Hong Kong in the past 2 years due the COVID-19 pandemic. As a result, the business of our Hong Kong subsidiary has not grown as quickly as the Company had expected and may continue to grow at a slower rate due to the uncertainty of additional outbreaks of other variants of COVID-19.

The Company may face additional risks related to health epidemics and pandemics or other outbreaks of communicable diseases, which could result in a widespread health crisis that could adversely affect general commercial activity and the economies and financial markets of the country as a whole. For example, the recent outbreak of COVID-19, which has been declared by the World Health Organization to be a “pandemic,” has spread across the globe, including the United States of America. A health epidemic or pandemic or other outbreak of communicable diseases, such as the current COVID-19 pandemic, poses the risk that the Company,  or potential business partners may be disrupted or prevented from conducting business activities for certain periods of time, the durations of which are uncertain, and may otherwise experience significant impairments of business activities, including due to, among other things, operational shutdowns or suspensions that may be requested or mandated by national or local governmental authorities or self-imposed by us, our customers or other business partners.

It is not possible at this time to estimate the total impact that COVID-19 may have on the Company’s business, customers, potential customers, suppliers or other current or potential business partners. The continued spread of COVID-19, the measures taken by the local and federal government, actions taken to protect employees, and the impact of the pandemic on various business activities could adversely affect our results of operations and financial condition.

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Because our continuation as a going concern is in doubt, the Company will be forced to cease business operations unless it can generate profitable operations in the future.

The Company has incurred losses since the Company’s inception. Further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company’s ability to continue as a going concern as described in the notes to the financial statements. The Company’s ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  The Company will require additional funds in order to develop our business. At this time, the Company cannot assure investors that the Company will be able to obtain financing.

The Company’s independent registered public accountant has expressed substantial doubt about the Company’s ability to continue as a going concern. This opinion could materially limit the Company’s ability to raise additional funds by issuing new debt or equity securities or otherwise. If the Company fails to raise sufficient capital when needed, the Company will not be able to complete the Company’s business plan. As a result, the Company may have to liquidate the Company’s business and you may lose your investment. You should consider the Company’s independent registered public accountant’s comments when determining if an investment in our shares is suitable.

As a smaller reporting company the Company will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, the Company will have “scaled” disclosure requirements that are less comprehensive than the disclosure requests applicable to issuers that are not smaller reporting companies. This could make our Common Stock less attractive to potential investors, which in turn could make it more difficult for our stockholders to sell their shares.

If the Company fails to maintain an effective system of internal control over financial reporting in the future, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us and, as a result, the value of our common shares.

The Company is required, under Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as the Company remains a smaller reporting company, the Company intends to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement.

The Company’s compliance with Section 404 will require that the Company to incur substantial accounting expense and expend significant management efforts. The Company may not be able to complete its evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if the Company identifies one or more material weaknesses in our internal control over financial reporting, the Company will be unable to assert that its internal control over financial reporting is effective.

20

The Company cannot assure you that there will not be material weaknesses or significant deficiencies in its internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit its ability to accurately report its financial condition, results of operations or cash flows. This may expose the Company, including individual executives, to potential liability which could significantly affect our business. If the Company is unable to conclude that its internal control over financial reporting is effective, or if its independent registered public accounting firm determines the Company has a material weakness or significant deficiency in its internal control over financial reporting once that firm begins its audits of internal control over financial reporting, the Company could lose investor confidence in the accuracy and completeness of its financial reports, the market price of its common shares could decline, and the Company could be subject to sanctions or investigations by FINRA, the SEC, or other regulatory authorities. Failure to remedy any material weakness in its internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict the Company future access to the capital markets.

The Company’s disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

The Company’s disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by the Company in reports the Company files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. The Company believes that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

Deficiencies in disclosure controls and procedures and internal control over financial reporting could result in a material misstatement in our financial statements.

The Company could be adversely affected if there are deficiencies in our disclosure controls and procedures or in our internal controls over financial reporting. The design and effectiveness of our disclosure controls and procedures and our internal controls over financial reporting may not prevent all errors, misstatements or misrepresentations. Consistent with other entities in similar stages of development, the Company has a limited number of employees currently in the accounting group, limiting our ability to provide for segregation of duties and secondary review. A lack of resources in our accounting ranks could lead to material misstatements resulting from undetected errors occurring from an individual performing primarily all areas of accounting with limited secondary review. Deficiencies in internal controls over financial reporting which may occur could result in material misstatements of our results of operations, restatements of financial statements, other required remediations, a decline in the price of our common shares, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

Because the Company has a limited operating history, you may not be able to accurately evaluate our operations.

The Company has operated through its subsidiary to date and so the operations of the Group has been limited. Therefore, we have a limited operating history upon which to evaluate the merits of investing in the Company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with our operations. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. The Company expects to continue to incur significant losses into the foreseeable future. The Company recognizes that if the effectiveness of its business plan is not forthcoming, the Company will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful.  If the Company is unsuccessful in addressing these risks, its business will most likely fail.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered by the Company hereby are sold, investors in this offering will own approximately 9% of the then outstanding shares of common stock, but will have paid approximately 99%  of the total consideration for our outstanding shares, resulting in a dilution of approximately $.0496 per share. See “Dilution.”

21

The Company has broad discretion in the use of a portion of the net proceeds from our initial public offering and may not use them effectively.

The Company currently intends to use the net proceeds from this offering to fully implement our business plan to its fullest potential and achieve our growth plans. For more information, see “Use of Proceeds.” However, the Company’s management will have broad discretion in the application of the net proceeds. The Company’s stockholders may not agree with the manner in which the Company chooses to allocate the net proceeds from this offering. The Company’s failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, the Company may invest the net proceeds from this offering in a manner that does not produce income.

RISKS RELATING TO OUR SECURITIES

The Company does not anticipate paying dividends.

The Company has never paid nor does the Company expect in the near future to pay dividends. The Company has never paid cash dividends on its capital stock and do not anticipate paying any cash dividends on its common stock for the foreseeable future. Investors should not rely on an investment in the Company if they require income generated from dividends paid on its capital stock. Any income derived from the Company’s common stock would only come from rise in the market price of its common stock, which is uncertain and unpredictable.

The Company's common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

The Company's common stock is not currently traded on any exchange or market. If and when it starts trading it is anticipated that our stock will be subject to Rules 15g-l through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers who sell stock to persons other than established customers and “accredited investors” (as defined in Rule 50l(a) of the Securities Act). For transactions covered by this rule, a broker- dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell stock and the application of these rules to the trading of our common stock could negatively impact the trading market for our shares.

It is anticipated that trading in the Company’s shares will be subject to the SEC penny stock rules. Penny stocks include any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The Penny Stock Rules require that prior to any non-exempt buy/sell transaction in a penny stock; a disclosure schedule must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure statement must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of a penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements are expected to adversely affect the market liquidity of our common stock.

If listed for trading, the Company's common stock may be affected by limited trading volume and price fluctuation which could adversely impact the value of our common stock.

There has been no market for the Company's common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. If trading begins in our common stock, it is likely that the stock will be subject to significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, the Company believes that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. The Company cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of the Company's common stock may cause the price of our common stock to decline.

If the Company's stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144 or due to the issuance of unregistered shares of our stock, it could create an “overhang” in the marketplace and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity related securities in the future at a time and price that we deem reasonable or appropriate.

22

The Company is selling the shares offered by this prospectus without an underwriter and the Company may be unable to sell any shares.

This offering is self-underwritten, that is, the Company is not going to engage the services of an underwriter to sell the shares; the Company intends to sell our shares through our executive officers and directors, who will receive no commissions. Unless they are successful in selling all of the shares and we receive the proceeds from this offering, the Company may have to seek alternative financing to operate our business.

If a market for the Company's common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for the Company's common stock, and the Company can provide no assurance that a market will develop. The Company currently plans to apply for listing of the Company's common stock on the OTC Markets upon the effectiveness of the registration statement, of which this prospectus forms a part. However, the Company can provide investors with no assurance that its shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for its shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

If the Company becomes a reporting issuer under the securities exchange act of 1934, the Company will incur ongoing costs and expenses for sec reporting and compliance. Without revenue, the Company may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Following the effective date of the registration statement in which this prospectus is included, the Company will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. These additional costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

There is no minimum number of shares that must be sold in the offering and no assurance that the proceeds from the sale of share will allow us to meet our goals.

The Company is selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. The Company does not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. The Company intends to sell the shares through its executive officers and directors who will not be separately compensated for their efforts based on such sales, if any. Even if the Company only raises a nominal amount of money, the Company will not refund any funds collected from you. Any money the Company does receive will be immediately used by us for our business purposes. Upon completion of this offering, the Company intends to utilize the net proceeds to finance our business operations. While the Company believes that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering are non-refundable and will not be placed into an escrow account or trust account. They will be immediately available to the Company for the uses described herein.

The Company will likely issue additional shares of common or preferred stock that will result in dilution to existing shareholders and adversely impact the value of our shares.

It is likely that in the future the Company will raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common or preferred stock of the Company. The Company may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of their shares.

Because the Company does not intend to pay any cash dividends on our common stock, our stockholders will not be able to earn a return on their shares unless they sell them.

The Company intends to retain any future earnings to finance the development and expansion of our business. The Company does not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless the Company pays dividends, its stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

23

The Company has the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

The Company has additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 100,000,000 shares of common stock and up to 90,000,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

The market price of the Company's common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Obviously, if the Company does not qualify to trade in the OTC Market or some other noticeable market, the Company will have no marketplace. If the Company's shares do become traded on such platform our stock price will be subject to a number of factors, including:

•	Technological innovations or new products and services by us or our competitors;
•	Government regulation of our products and services;
•	The establishment of partnerships with other companies;
•	Intellectual property disputes;
•	Additions or departures of key personnel;
•	Sales of our common stock;
•	Our ability to integrate operations, technology, products and services;
•	Our ability to execute our business plan;
•	Operating results below or exceeding expectations;
•	Whether the Company achieves profits or not;
•	Loss or addition of strategic relationships;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the factors set forth above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Enforceability of Civil Liabilities

JAAG Enterprises, Ltd. is a holding company formed under the laws of the State of Nevada. It is a passive company that acts as a holding company for its subsidiary, which is an operating company.  The operating company of the Group is JAAG Uniforms, Ltd., which is a Hong Kong corporation.  Substantially all the assets and operations of JAAG Uniform are located in Hong Kong.  Moreover, the Company’s officers and directors Jeffrey Chau and Billy Chen are nationals of Hong Kong and substantially all their assets are located outside the United States.

If an event should occur that results in the liability of the Company or its officers and directors to shareholders, it could be very difficult for the shareholder to process their claims against the Company or an officer and director. For example, it may be difficult for investors to effect service of process in the United Statement and enforce judgments obtained in U.S. courts.  Obviously, it could be difficult for the stockholders of the Company to effect service of process within the United States upon the Company’s officers and directors.   In addition, there is uncertainty on whether the Courts of Hong Kong would recognize or enforce judgments of U.S. Courts obtained against the Company, officers, directors predicated on the civil liability provisions of the securities laws of the United States or any other laws.  It may be difficult or impossible for U.S. investors to collect a judgment against the Company or its officers and directors and therefore, any judgment obtained in the United States against the Company, or its officers or directors may not be enforceable.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities legislation, which relate to future events or our future financial performance. Forward-looking information may include, but is not limited to, statements with respect to capital expenditures, success of business activities, permitting timelines, requirements for additional capital, government regulation of business operations, environmental risks, limitations on insurance coverage, the completion of regulatory approvals. In some cases, those forward-looking statements can be identified by terminology such as “will”, “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” or “continue” or the negative of these terms or other variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”.

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Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in the niche apparel industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, without limitation, the risks outlined under the heading “Risk Factors” set forth above and matters described in this prospectus generally that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this prospectus. Except as required by applicable law, including the securities laws of the United States, the Company assumes no obligation to update any of the forward-looking statements to conform these statements to actual results.

The key factors that are not within our control and that may influence our operating results include, but are not limited to, acceptance of the products that the Company expects to market, our ability to establish a customer base, our ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function. There may be other risks and circumstances beyond our control that the Company may be unable to predict, which would have an adverse effect on our operations.

Investors are cautioned against placing undue reliance on forward-looking information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Report.

Critical Accounting Policies

The Company's financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

The methods, estimates, and judgment we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The SEC has defined “critical accounting policies” as those accounting policies that are most important to the portrayal of our financial condition and results and require us to make our most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. For additional information see Note 4, “Summary of Significant Accounting Policies” in the notes to our financial statements appearing elsewhere in this report. Although we believe that our estimates and assumptions are reasonable, they are based upon information presently available, and actual results may differ significantly from these estimates.

Prior to acquiring the Company’s subsidiary JAAG Uniform, Ltd., on May 27, 2022 the Company had no assets, no liabilities and no business operations.  The acquisition of JAAG Uniform was treated as a reverse acquisition for accounting purposes and as a result JAAG Uniform was considered the acquirer in the transaction for accounting purposes and the Company was considered the accounting acquiree, following the reverse takeover rules of accounting.  Under the reverse takeover method of accounting, JAAG Uniform acquired the Company’s net assets with no goodwill or other intangible assets recognized, and the result of operations and financial condition discussion in this section is based on the historical result of operations of the combined Group for the period from November 4, 2021 – the date of formation of JAAG Uniform—through the fiscal year end of June 30, 2022.  As a result of this accounting treatment, the financial statements are presented as a continuation of JAAG Uniform’s financial statements, with the assets and liabilities of JAAG Uniform presented at their historical carrying values and the assets and liabilities of JAAG Enterprises recognized on the date of the merger transaction. (See Note 2 to the financial statements.)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

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Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

Results of Operations

The Company was incorporated on January 25, 2022, and therefore it has no prior periods to compare to its financial results as of June 30, 2022. The discussion below is strictly related to the short-term period between the Company’s formation on January 25, 2022  to its fiscal year end on June 30, 2022 and the year ended on June 30, 2023.

Prior to our acquisition of JAAG Uniform, our subsidiary, the Company did not have any material assets, liabilities and had not commenced business operations. As a result of the reverse acquisition, our historical financial statements represent those of JAAG Uniform.

Global supply chain disruptions did not have a material impact on the Company, because the subsidiary’s clients are based in Hong Kong and the Company’s materials are sourced from suppliers based in Hong Kong or in the Guangdong province of China.  Fortunately, for the Company these areas had no COVID lockdown, and therefore disruptions were not material.

Year Ended June 30, 2023 Compared to Fiscal Period Ended June 30, 2022

Revenues:

The Group generated $33,914 in revenues and incurred $18,993 in costs of sales for the year ended June 30, 2023 compared to $73,172 in revenues and $58,193 in cost of sales for the fiscal period ended June 30, 2022. The Company generated all its sales through its wholly subsidiary, JAAG Uniform, located in Hong Kong. JAAG Uniform started to generate sales shortly after its formation. JAAG Uniform generated its sales through numerous clients with sale size ranging from a few thousand to over one hundred thousand of HK dollars.

Total Assets:

The Company’s total assets were 2,138 as of June 30, 2023 compared to $60,289 for the fiscal period ended June 30, 2022. The Company’s assets are primarily cash derived from its financing activities.

On June 27, 2022, the Company closed a private placement in which we issued 2,508,000 common shares for gross proceeds of $58,640.

Total Liabilities:

The Company’s total liabilities were $12,668 as of June 30, 2023 compared to $5,743 for the fiscal period ended June 30, 2022. The Company’s liabilities are all from its account payables and accrued expenses and due to related parties. Currently, the Company has no long term debt.

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Stockholders’ Equity:

The Company’s shareholders’ equity was negative $10,530 as of June 30, 2023 compared to $54,546 for the fiscal period ended June 30, 2022.

Selling, General and Administrative Expenses:

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the year ended June 30, 2023 were $80,005 compared to $15,903 for the fiscal period ended June 30, 2022. Selling, general and administrative expenses primarily consist of legal, accounting, consulting and other professional service fees.

Gross Profit and Loss from Operations:

The Company had a gross profit of  $14,921 and a gross profit margin of 44% for the year ended June 30, 2023 compared to a gross profit of $14,979 and a gross profit margin of 20.5% for the fiscal period ended June 30, 2022. After deducting selling and general and administrative expenses, it had a loss from operations of $65,084 for the year ended June 30, 2023 compared to a loss from operations of $924 for the fiscal period ended June 30, 2022.

Net Loss:

Net loss was $65,076 for the year ended June 30, 2023 compared to a net loss of $918 for the fiscal period ended June 30, 2022, primarily because selling and general administration expenses exceeded the Company’s gross profits for the periods.

Cash Flows:

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	Year Ended June 30,	Fiscal Period Ended June 30,
	2023	2022
Net cash (used in) provided by:
Operating activities	$(64,837)	$224
Financing activities	$7,327	$59,424

Cash Provided by Operating Activities:

Cash used in operating activities was $64,837 compared to cash provided by operating activities of $224 for the fiscal period ended June 30, 2022.

Cash Provided by Financing Activities:

Cash provided by financing activities was $7,327 for the year ended June 30, 2023, consisted of advance from related party, compared to cash provided financing activities of  $59,424 for the fiscal period ended June 30, 2022 ,  primarily consisted of the issuance of common stock from private placement financings totaling $58,718. In addition, during the fiscal period ended June 30, 2022, the Company received an advance from a related party of $160 and received cash from the sale of an asset in the amount of $546.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements including arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

Liquidity and Capital Resources

The Year Ended June 30, 2023

The Company has an accumulated deficit as of June 30, 2023 of $65,994. The Company expects to incur substantial expenses and generate continued operating losses until the Company generates revenues sufficient to meet our expenses and obligations. As of June 30, 2023, the Company had cash and cash equivalents of $2,138. The Company will need to rely on private contributions and financing to fund future operations for the next 12 months. There is no assurance that such financing will be available to us or be available on terms acceptable to us.

Intercompany Transfer of Funds

The Company’s subsidiary, JAAG Uniform has transferred no funds to the Company, as the parent in the corporate structure and the parent has transferred no funds to the subsidiary.  The Subsidiary is the operating company, and it retains its funds to pay its own expenses.  Management does not anticipate the payment or distribution of dividends, but in the event such dividends were paid, the Subsidiary would transfer the funds to the parent, which would then make the distribution to the shareholders.  No distribution will be made by the subsidiary directly to the shareholders.

Plan of Operations

JAAG Uniform, our subsidiary, plans to participate in a number of B2B and B2C e-commerce platforms. The anticipated timing and costs are as follows:

1.	HKTDC (https://sourcing.hktdc.com/)

o	Cost – Free
o	Time - 9-18 months

2.	TradeEasy (www.tradeeasy.com)

o	Cost – Free
o	Time - 12-24 months

3.	eHKshop (www.ehkshop.com)

o	Cost – Free
o	Time - 12-24 months

JAAG Uniform plans to attend the following trades shows:

○	HOFEX (www.hofex.com): Cost - US$ 5,040; timing – May, 2024
○	PROPEX (www,propexhongkong.com); Cost - Admission is free; timing – August, 2023

In the next 2 to 3 years, the Company plans to provide a range of products made with recycled materials.

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MARKET OVERVIEW

In 2020, the global market for uniform and workwear is estimated at US$29.1 billion and is projected to reach a revised size of US$39.2 Billion by 2027, growing at a rate of 4.3% over during that period. Growing trends in fashionable, yet functional, workwear and rising demand for the protection of worker health and safety are one of the leading factors for companies deciding to implement uniform programs.

With the increase in the employment of workers in the automobile, chemical, and other manufacturing industries, the demand for workwear and uniforms is consistently rising. The manufacturing segment is forecasted to attain a value of around US$13 billion by the end of 2025. As the manufacturing industry advances, we would expect that demand for employee workwear will increase. The apparel and options from today’s garment suppliers include more fashionable clothing with fabrics that flex and move, are made of moisture-wicking materials, along with extended sizes and women’s uniform garments.

The healthcare, workwear, and uniforms industries are experiencing unprecedented growth in sales and profitability with medical uniforms leading the growth. According to Fortune Business Insights, the medical apparel industry stood at US$86 billion in 2020 alone. This is driven in part by the increasing number of medical professionals serving during the COVID-19 pandemic and the need for hospitals to constantly replenish their supplies. Uniforms need to be cleaned and organized in a hospital setting and require a certain style or high level of functionality to meet strict CDC guidelines. In the recent past, hospitals have gone through a high volume of Personal Protective Equipment (PPE), with surgical caps and gowns leading the market’s steady growth.

It is anticipated that the Asia Pacific market will emerge as the highest growth achiever with major developing economies like India and China emerging as production hubs of workwear and uniforms, while rapid industrialization in this region is leading to the increased demand for workwear and uniforms. China held the largest share of the Asia Pacific market, around 41%, in the year 2017. Being the largest textile producer in the world, with growing industries in the region and in the presence of a large, low-cost labor force, the country is forecasted to reach a projected market size of US$7 billion by the year 2027 trailing a compound annual growth rate (CAGR) of 4.1% over the analysis period of 2020 to 2027. In contrast, the workwear market in North America was valued at around US$8 billion in the year 2017 and is anticipated to grow with a CAGR of around 6%. The North American market is further expected to increase to a value of around US$12 billion by the end of 2025. Among the other noteworthy geographic markets are Japan and Canada, forecasted to grow at 4.2% and 3.4% respectively over the 2020-2027 period.

DESCRIPTION OF OUR BUSINESS

Our Business

JAAG Enterprises Ltd., the parent company, was incorporated on January 25, 2022 in the state of Nevada, USA. The Company is a Nevada holding company. All operations are conducted through its Hong Kong subsidiary, JAAG Uniform.

The Company acquired a 100% interest of JAAG Uniform on May 27, 2022, as its wholly-owned subsidiary. JAAG Uniform was incorporated on November 4, 2021 in Hong Kong, and is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.  Prior to the acquisition of the Company’s subsidiary the Company had no sales and no customers. As a result of the Company’s acquisition of its subsidiary, the consolidated Group has customers and had sales revenues of $59,648 for the year ending June 30, 2022.

JAAG Uniform, our subsidiary, shares a showroom space located at the warehouse of our consultant, Bonaventure Trading House Ltd. JAAG Uniform has signed an agreement with Bonaventure Trading House Ltd. under which Bonaventure Trading House performs various administrative functions for a monthly fee of HK$5,000. Bonaventure provides the showroom space at no additional cost to JAAG Uniform.

Employees

The Company does not have any full-time employees.  Our president and CEO, Jefferey Chau oversees the management and operations of our company, including the business operations of JAAG Uniform, our subsidiary.  Mr. Chau receives a monthly fee of HK$5,000.

Our Company retains consultants on an as needed basis to assist with various administrative functions. As at the date of this Prospectus, our Company pays monthly consulting fees to a company in Hong Kong in the amount of HK$5,000 per month for administrative services for JAAG Uniform, our subsidiary, and CDN$500 per month for administrative services for our Company.

Products

The Group’s business is in the design and sale of uniforms and other apparel clothing at both the wholesale and retail level. Working alongside its clients and partners, the Company provides expertise in helping corporations to establish a brand presence and identity through employee uniforms. The Group aims to supply products to a diverse clientele within a number of industries, including luxury retail, sports, health and beauty, hospitality, engineering and manufacturing, property management, hospitals, security, and transportation.  The subsidiary’s main products are uniforms and apparel clothing, and it also provide design and customization services to its clients. From design, sample development to bulk orders being delivered to customers, the operation cycle usually takes 45-90 days pending on the complexity of the product. Final payment for sales to clients are generally received within 15-30 days upon delivery.

The Company’s management has extensive knowledge in textile and tailoring, offering custom design solutions to meet the specific needs of individual clients. The subsidiary’s products have undergone stringent testing and adhere to the international standards for quality and safety. In addition, all of its products are tested according to international ISO and AATCC standards and are guaranteed to be non-toxic, durable, and safe to wear.

To control the cost, the Company does not stock any inventory. Our price for each contract is based on the timing when the product is being developed for the respective client. Once the price is confirmed by the client, the Company orders the goods from suppliers within 3 to 5 working days. With this flow of operations, the Company is able to transfer any inflationary cost to its clients.

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Product Sourcing

The Group purchases its products from manufacturers in Hong Kong and China. With JAAG Uniform’s management experience in the industry, it has established close relationships with a number of qualified suppliers and manufacturers in that region to ensure a stable supply for the production of its products. JAAG Uniform’s proximity to its suppliers and manufacturers helps it to build strong rapport and also to ensure greater quality control and reliability in manufacturing and delivery of the uniforms. Building and fostering supplier relationships is part of the Company’s strategy for success and management believes it is a core competitive advantage for the subsidiary.

Plan of Operations

JAAG Uniform, our subsidiary, plans to participate in a number of B2B and B2C e-commerce platforms. The anticipated timing and costs are as follows:

1.	HKTDC (https://sourcing.hktdc.com/)

	o	Cost – Free
	o	Time - 9-18 months

2.	TradeEasy (www.tradeeasy.com)

	o	Cost – Free
	o	Time - 12-24 months

3.	eHKshop (www.ehkshop.com)

o	Cost – Free
o	Time - 12-24 months

JAAG Uniform plans to attend the following trades shows:

○	HOFEX (www.hofex.com): Cost - US$ 5,040; timing – May, 2024
○	PROPEX (www,propexhongkong.com); Cost - Admission is free; timing – August, 2023

In the next 2 to 3 years, the subsidiary plans to provide a range of products made with recycled materials.

MARKET GROWTH

Factors such as increasing trends for fashionable and functional clothing along with the increasing workforce base across industries and the growing enterprise and business sector are some of the factors anticipated to drive the growth of the global workwear and uniform market. Additionally, growing trends of professionalism by workwear fashion and necessity of analysis of workers’ health by IoT (Internet of Things) integrated workwear and the rising demand for workplace safety for lowering workplace accidental occurrences and growing apparel industry are some of the factors anticipated to contribute significantly towards the growth of the global workwear and uniform market.

COVID-19

The growth of the workwear and uniform market is accelerated in the wake of COVID-19. As reported by consulting firm Gallup, 46% of US workers are concerned that returning to work could expose them to the virus, which could see businesses turn to protective clothing in order to alleviate fears and facilitate a safer return to the workplace. A recent analysis by Allied Market Research has suggested that the protective clothing sector will see sharp growth, climbing by 38% in the next seven years. Ensuring that employees can return to work safely will play a vital role in recovering from COVID-19.

Workplace Safety

The global workwear and uniform market are observing vibrant growth on account of increasing demand for workplace safety to reduce the increasing occurrences of workplace accidents and fatalities. According to the International Labour Organization (ILO), more than 2.78 million deaths per year occur as a result of occupational accidents or work-related diseases, while some 374 million non-fatal work-related injuries happen each year, resulting in more than four days of absences from work. The global workwear and uniform market are segmented by product into apparel, footwear and accessories, out of which, the apparel segment is anticipated to hold the largest market on account of growing demand amongst manufacturing companies to provide workwear apparels owing to safety policies. Moreover, there is a shifting focus amongst enterprises for apparel which can withstand different temperatures and fabrics that weigh less to suit different work environments, which is anticipated to fuel the growth of this segment. According to a study by Coveralls, 29% of workers value adequate protection from their workwear above all else, while 26% want their uniforms to be comfortable to wear first and foremost. For example, for industries such as manufacturing, flame-resistant garments can help prevent injuries from operating heavy machinery or accidental electrical surges and arc flashes. For the transportation and material handling industries, high visibility uniforms can protect workers from being struck by heavy equipment or oncoming traffic.

Fabric and Material Innovation

With technical advances in the manufacturing industry, numerous advanced machineries are deployed which operate in extreme environments. Owing to such factors, it is necessary for the workers to be in appropriate workwear that can withstand harsh environments and act as precautionary measures, raising the demand for continuous research and developments in the innovation of advanced fabric and materials. Recent workwear innovations poised to benefit market prospects include smart apparel in uniforms, wearable technologies in workwear, and stretch fabrics, organic fabrics, anti-microbial fabrics, and fabrics with moisture management, fire-resistance, stain-free and anti-creasing properties.

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Professional Image

Not only do uniforms provide functional purposes, but they also serve to help companies present a unified and professional brand image that can help retain customers. There is a rising importance placed on workwear and uniform as a way of showing professionalism in the manufacturing and corporate sectors. Workwear and uniform act as an exceptional advertising tool, and many employers issue workwear to their staff as part of their marketing strategy. As reported by Xamax, 74% of consumers believe that staff uniforms are more effective at improving brand attitude and sales than television advertising.

Growing Enterprise and Business Sector

Enterprise and business sector of different industry groups around the globe is growing at a rapid pace, which is anticipated to contribute to the growth of the global workwear and uniform market. According to the U.S. Department of Commerce, gross output by private industries in-between first quarter of 2017 and first quarter of 2019 grew from US$30,177 billion to US$33,281 billion, whereas gross output by government industries grew from US$3717 billion to US$3965 billion. The workwear market globally is also expected to gain momentum from the expansion of the food service industry, steady growth registered by the healthcare and social care sector, and resurgence of the construction industry along with the generation of new employment opportunities in these sectors.

INDUSTRY TRENDS

Move to Digital

As the internet becomes the preferred channel for buyers to research products, communicate with suppliers, and purchase work apparel online, the uniform and workwear industries are experiencing disruption to traditional sales processes and rapid transition to digital. Market opportunities and profitability continue to grow for companies that successfully respond to this disruption by leveraging the use of an eCommerce process that is customer-centric, agile, and focused on real-time data. The uniform and workwear industry represents a US$120 billion combined market opportunity with a large majority of sales still transacted through traditional wholesalers. Digital sales technology is creating opportunities for these industries to strengthen their sales processes and increase revenue by providing a more dynamic purchasing interface between buyers and suppliers.

Upgraded Fitting Process

With COVID-19 shining a light on the inefficiencies within the uniform market, manufacturers are pivoting and transforming in order to keep up with the growing demand. The uniform manufacturing industry is still largely reliant on manual processes. With each employee’s measurements taking approximately five to twenty minutes, these sessions come at a significant time, productivity, and financial cost to uniform businesses. In today’s climate, this also poses a serious health and safety risk to fitting service teams and end wearers. With fit, quality, and price being the key differentiators, workwear and uniform manufacturers have adopted the latest technology, such as body scanning and 3D software, to streamline their workflow from digital fitting to final garment in a short amount of time and with minimal error.

Uniform Fit for Everyone

In many industries, there is a considerable difference between the number of males and females employed. Women account for less than 10% of the U.S. construction workforce, for instance, according to the Bureau of Labour, and just 16% of employees in mining, quarrying, and oil and gas extraction. This imbalance is often reflected in the grading systems used by uniform manufacturers, resulting in a lack of appropriate choice for female workers, who are forced to use garments that have been poorly designed to fit the shape of their bodies. Employee productivity is impacted as a result-a past study conducted by the Trades Union Congress found that 57% of women required to wear personal protective equipment (PPE) say their work has been significantly hampered by the protective garments.

Demand for Casualwear

The corporate workwear segment is anticipated to grow at a significant pace owing to the growing trends of workplace fashion and the availability of varied options for dressing. With variants like omicron making it tough for companies to set return-to-office dates, new fashion trends are emerging among hybrid workers, according to the 2022 Stitch Fix Style Forecast. These include a prolonged move toward comfortable attire, with 72% of professionals having prioritized comfort over the past year. While demand for work outfits is rising, a majority of consumers are looking to balance style with comfort.

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INDUSTRY COMPETITIVE ANALYSIS

Threat of Entry

The threat of entry for the uniform market is relatively high due to the technical know-how required to succeed in the industry. The cost of raw materials is high and continues to rise so achieving economies of scale is a crucial part of that success. Companies that fail to meet the minimum efficient scale will be at a disadvantage and find it much harder to keep up with their competitors. Workwear suppliers and manufacturers, in general, need to have a broad yet in-depth range of knowledge of the uniform needs and requirements of various industries, as well as the safety standards pertaining to each. They also need to keep up-to-date with the latest innovation and trends in textile and workwear manufacturing, in order to consistently evolve and adapt to the changing needs of its customers and provide new value propositions to retain existing clientele. Customer loyalty is also a factor that makes it difficult for new players in the field.

Threat of Rivalry

The threat of competition is medium to high as there are numerous uniform and workwear suppliers operating worldwide. More established companies often have resources to invest in new innovations and technologies to further their product offerings and adapt to the latest trends. With better technology and a more knowledgeable employee base, the learning curve can be greatly reduced and may result in a cost advantage. Because uniforms often must adhere to a certain standard, the differentiation between competitors may come down to the quality of textile, craftsmanship, and design.

COMPETITION

The uniform and workwear market are highly fragmented with a few major corporations dominating the industry. Some of the leading industry players in the global workwear and uniform market include Carhartt, VF Corporation, Alsico, Barebones Workwear, Cintas Corporation, Williamson-Dickie, Aramark, Engelbert Strauss, Fristads, VP Capital, Hejco Yrkesklader, and Johnson Service Group, amongst many others. Manufacturing industries such as automotive, chemical, and pharmaceutical possess stringent safety norms mandating workers to wear workwear uniforms as protective clothing. Product demand is often dependent on the presence of these manufacturing sectors in the region. With the coronavirus in full force in the past two years, the automotive, mining, and related manufacturing sectors have suffered substantially. Strict social distance norms, curfews, lockdown measures, and limited workforce resulted in a temporary shutdown of operations, thus reducing the need for workwear. Moreover, the shift towards work-from-home further reduced the need for workwear in the homes, which considerably affected product consumption. Coming out of the pandemic, the Company plans to gain businesses in these sectors. The uniform manufacturing industry is modernizing, and new technologies are being introduced to enhance the safety, quality, and capabilities of modern-day workwear. The Company will need to develop closer relationship with its manufacturers and suppliers in order to avoid issues dealing with supply chain and to maintain a competitive edge by leveraging its network of suppliers, manufacturers, and logistic providers.

COMPETITIVE ADVANTAGE

There are several key factors that help the Company differentiate from its competitors, all of which will help the Company succeed in the competitive landscape.

Management Expertise

The Company’s management has experience in the uniform manufacturing and trading business, particularly in the field of apparel manufacturing and distribution. With years of experience in the industry, management has experienced first-hand all aspects of the garment industry from design, prototype, procurement, production, to export and delivery.

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Design Expertise

The Company‘s manufacturers and suppliers employ the expertise of reputable designers. They work with designers with years of experience in the fashion industry as well as recent graduates and brand designers who bring a unique approach to the designs.

Established China Supply Network

Through years of experience operating in the industry, the Company’s management has developed a solid, reliable network of contacts with local and overseas suppliers, manufacturers, distributors, and buyers. The Company has no contracts with any of its suppliers.  The relationship with the Company's suppliers are based on personal relationships rather than formal contracts.

The Company leverages this experience in delivering quality and timely products. The Company maintains tight control over the quality of its products and works closely with manufacturers to ensure quality standards are consistently enforced and replicated. One advantage of the Company is its proximity to the source of manufacturing, allowing the Company to develop solid rapport with its production and logistics associates and facilitate open communication.

MARKETING STRATEGIES

Pricing Strategy

JAAG Uniform aims to supply uniforms to a variety of companies at competitive prices. The pricing objective of the JAAG Uniform is not to be the lowest cost provider on the market but to create a value proposition for our customers based on differentiated designs and materials. JAAG Uniform aims to achieve a gross profit margin of 20% to 25% range on its uniform apparel, with more favorable pricing offered to long-term and larger volume consumers, however, there is no assurance that these profit levels will be reached or that JAAG Uniform will earn any profit. Our pricing system will allow us to distribute lower margin products at a larger volume while products made of higher quality materials and technologies will be sold with a higher profit margin.

Distribution Strategy

Local buyers make up an important channel for JAAG Uniform in bringing business outside of domestic grounds and breaking the barrier to entry into larger and more substantial international markets. JAAG Uniform will maintain a direct line of contact with its suppliers in China while delivering products to local buyers and sales agents for distribution to overseas markets. JAAG Uniform effort will be placed on building a strong customer base with focus on quality, design, and service to generate repeat sales while continuously attracting new buyers.  JAAG Uniform will maintain a flexible structure to accommodate the needs its customers.

Sales Strategy

JAAG Uniform will be focusing on various sales channels in order to capture market share. It is anticipated that a sales channel for the Company will be through direct sales with sales reps to help it tap into unexplored markets and to maintain relationships with accounts. JAAG Uniform will also make use of the available warehouse space at its consultant as a showroom to showcase different material and various options and styles of uniforms.

Promotion Strategy

JAAG Uniform plan to market its products through various online platforms. JAAG Uniform plan to be active on a number of B2B and B2C e-commerce platforms to widen its reach and enhance the JAAG Uniform’s exposure in the marketplace. The benefits of digitization through B2B e-commerce solutions can help improve margins, increase sales, and gain sustainability benefits all at the same time. JAAG Uniform plan to participate in these B2B and B2C e-commerce platforms:

·	HKTDC (https://sourcing.hktdc.com/)
·	TradeEasy (www.tradeeasy.com)
·	eHKshop (www.ehkshop.com)

JAAG Uniform will also create exposure through various trade shows in order to gain sales and increase its visibility.  JAAG Uniform plan to attend in these trade shows:

·	HOFEX (www.hofex.com)
·	PROPEX (www,propexhongkong.com)

Another objective of JAAG Enterprises marketing strategy is to work in tandem with its sales representatives to stimulate business among current customers while effectively attracting new clients to foster ongoing, long-term relationships.

USE OF PROCEEDS

The Company’s offering is being made on a self-underwritten basis and no minimum number of shares must be sold in order for the offering to proceed. The offering price is $0.05 per share, and following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that the Company will raise the full $50,000 maximum amount representing the sale of 1,000,000 shares being offered or any amount.

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Assuming 1,000,000 Shares (100%) are sold: $50,000 in proceeds will be received in the next 12 months

Uses of Funds	Estimated
General working capital	25,000
Business development	$15,000
Marketing and promotion	$10,000
TOTAL	$50,000

Assuming 750,000 Shares (75%) are sold: $37,500 to be received in the next 12 months

Uses of Funds	Estimated
General working capital	18,750
Business development	$11,250
Marketing and promotion	$7,500
TOTAL	$37,500

Assuming 500,000 Shares (50%) are sold: $25,000 to be received in the next 12 months

Uses of Funds	Estimated
General working capital	12,500
Business development	$7,500
Marketing and promotion	$5,000
TOTAL	$25,000

Assuming 250,000 Shares (25%) are sold: $12,500 to be received in the next 12 months

Uses of Funds	Estimated Cost to Complete
General working capital	7,500
Business development	$3,000
Marketing and promotion	$2,000
TOTAL	$12,500

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interest to do so.

The Company estimates the cost of this offering will be approximately $35,000. All expenses incurred in this offering are being paid by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to pay for the expenses of the offering.

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DETERMINATION OF OFFERING PRICE

The management of the Company has determined the offering price for the common shares being sold arbitrarily. The factors considered were:

•	our lack of significant revenues
•	our growth potential
•	the price the Company believes a purchaser is willing to pay for its stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for the Company’s securities.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding shares. As of June 30, 2023 our net tangible book value was negative $10,530, or negative $0.001032 per share of common stock outstanding. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 10,208,000, which is the number of shares of common stock outstanding at June 30, 2023.

The following table sets forth as of June 30, 2023, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the shares being offered by the Company, after deduction of offering expenses, assuming a purchase price in this offering of $0.05 per share of common stock.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.05	$0.05	$0.05	$0.05
Book Value Per Share Before the Offering	$(0.001032)	$(0.001032)	$(0.001032)	$(0.001032)
Book Value Per Share After the Offering	$(0.003158)	$(0.001917)	$(0.000733)	$0.000399
Net Increase (Decrease) to Original Shareholder	$(0.002127)	$(0.000886)	$0.000299	$0.001430
Decrease in Investment to New Shareholders	$0.053158	$0.051917	$0.050733	$0.049601
Dilution to New Shareholders (%)	106.32%	103.83%	101.47%	99.20%

Net Value Calculation

If 100% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$(10,530
Net proceeds from this offering	50,000
$39,470
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (100%)	1,000,000
11,208,00

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Net Value Calculation

If 75% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$(10,530)
Net proceeds from this offering	37,500
$26,970
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (75%)	750,000
10,958.000

Net Value Calculation

If 50% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$(10,530)
Net proceeds from this offering	25,000
$14,470
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (50%)	500,000
10,708,000

 Net Value Calculation

If 25% of the shares offered by the Company are sold

Numerator:
Net tangible book value before the offering	$(10,530)
Net proceeds from this offering	12,500
$1,970
Denominator:
Shares of common stock outstanding prior to this offering	10,208,000
Shares of common stock to be sold in this offering (25%)	250,000
10,458,000

SELLING SHAREHOLDERS

The shares being offered for resale by the 34 selling shareholders consist of 2,508,000 shares of the Company’s common stock.

The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of September 15, 2023 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders. The Company may from time to time include additional selling shareholders in supplements or amendments to this prospectus.

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	Ownership Before Offering		Ownership After Offering(3)
Selling Shareholder(1)	Number of Shares of Common Stock Owned Beneficially before Offering(2)	Number of Shares Offered	Number of Shares of Common Stock Owned Beneficially after Offering
Timmy Chun Bun Wong	200,000	200,000	0
Leslie Chow	10,000	10,000	0
Donald Lee	15,000	15,000	0
Haofeng Zeng	5,000	5,000	0
Haiping Xu	10,000	10,000	0
Joey Yeung	5,000	5,000	0
Gerry A. Peacock	85,000	85,000	0
Tommy King Tat Wong	150,000	150,000	0
Adam Lui	200,000	200,000	0
Raymond Lok Hang Lau	170,000	170,000	0
Ellen Nga Yee Lo	170,000	170,000	0
Grace Ma	10,000	10,000	0
Christina Ng	5,000	5,000	0
Melissa Ma	5,000	5,000	0
Michelle Ma	5,000	5,000	0
Claudia Ng	2,000	2,000	0
Boaz Leung	2,000	2,000	0
Wong Jacqueline	200,000	200,000	0
Yunjiao Zhu	2,500	2,500	0
Haiyan Xing	2,500	2,500	0
Shelley Chan	150,000	150,000	0
Sara Chan Norgaard	150,000	150,000	0
Allan Fung	150,000	150,000	0
Cheuk Shan Ngai	100,000	100,000	0
Vince (Cheuk Hon) Ngai	2,000	2,000	0
Wai Lok Leung	2,000	2,000	0
Wai Fong Mandy Li	100,000	100,000	0
Kai Ching Victor Lui	50,000	50,000	0
Tommy Norgaard	75,000	75,000	0
Llew Blenman	75,000	75,000	0
Hui Gee Yan Henry	75,000	75,000	0
Yeung Wing Yee Tracy	75,000	75,000	0
Tsang Wing Yi Grace	150,000	150,000	0
Dinesh Vashi Nihalchand	100,000	100,000	0

______________________________________________________

(1)	None of the selling shareholders are residents of the United States.
(2)	None of the selling shareholders own more than 2% of the shares of the Company’s common stock outstanding as of September 15, 2023.
(3)	This assumes the sale of all shares owned by each shareholder; however, there is no assurance that each shareholder will sell all his/her shares or that they will sell any.

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PLAN OF DISTRIBUTION

The Company has 10,208,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 2,508,000 shares of our common stock currently held by existing shareholders. These shares of the Company are to be sold for $0.05 per share until our shares are listed on the OTC Markets, at which time they may be sold at prevailing market prices or in privately negotiated transactions. Shares being sold by the shareholders will be sold pursuant to a resale agreement with the reselling shareholders and the proceeds and the payment will be made directly to the selling shareholders

The Company is also registering an additional 1,000,000 which it plans to sell at the fixed price of $0.05 per share for the duration of the offering. The shares being sold by the Company will be sold through a subscription agreement between the Company and the investor and payment for these shares will be made to the Company.

The Company will offer its shares through its executive officers and directors who will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our Directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration. Our directors are not, nor have they been within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. Before, during and after the offering, our directors will perform substantial duties for the Company or on its behalf otherwise than in connection with the sale of securities. Our directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000 Shares being offered on behalf of the Company itself. The proceeds from the 2,508,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. Our common stock is not listed on any Stock Exchange or trading market. The Company intends to make application to have our shares of common stock quoted on the OTCQB upon receipt of SEC approval of this Registration Statement. There can be no assurance, however, that such an application for quotation will be approved. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.

It is anticipated that the shares will be offered outside the United States. To the extent they are offered in the United States, the securities will be offered or sold in particular states only if they have been registered or qualified for sale in the states, or if an exemption from such registration, is available.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective, and perhaps thereafter.

The Company will pay all expenses of the offering, which they expect is approximately $35,000. The Company intends to use available cash reserves to pay for any offering expenses. If insufficient funds are available, the Company’s officers and directors have informally agreed to cover any such expenses relating to this offering.

Penny Stock Rules

Rule 15g-9 of the Exchange Act establishes the definition of a “penny stock”, for purposes relevant to us, as any equity security that is not listed on the NASDAQ Stock Market or other national securities exchange and which has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. Our common stock is considered a penny stock and is expected to remain so for the foreseeable future. The penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer must receive from that person, a written agreement to the transaction setting forth the identity and quantity of the shares of penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

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The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Before the completion of a transaction in penny stocks, the penny stock rules also require the broker-dealer to disclose to the customer the amount of compensation or other remuneration the broker will received as a result of the penny stock transaction. Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. The above requirements may create a lack of liquidity, making trading difficult or impossible and, accordingly, shareholders may find it difficult to resell and dispose of our common stock.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company,” you must

-	Execute deliver a subscription agreement; and

-	Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to (i) “JAAG Enterprises Ltd.,” (ii) a subsidiary of the Company, or (iii) escrow agent as further instructed by the Company. Wire transfers and telegraphic transfers are also acceptable. The Company will deliver stock certificates or will credit investors account through electronic “book entry,” transactions, if requested by the shareholder.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

The Company has the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after the Company receives them.

In Regards to Shares sold by the Selling Shareholders

The selling shareholders are deemed to be underwriters of the offering of their shares. Any selling shareholder named herein is responsible, prior to reselling any shares to deliver to a potential investor a copy of this Company’s prospectus.

A final summary prospectus, or statutory prospectus, must and will be delivered, at no cost, by any selling shareholder named herein to any potential purchaser of shares no later than the time they receive payment from the purchasing party for such shares.

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser,” of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that the Company will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regard to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 and 90,000,000 shares of preferred stock at a par value of $0.0001.

Common Stock

As of September 15, 2023, there were 10,208,000 shares of common stock issued and outstanding and held by 38 shareholders of record.

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The holders of our common stock:

•	have equal ratable rights to dividends, when, as and if declared by the Board of Directors;
•	are entitled to share rateably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
•	do not have pre-emptive, subscription, or conversion rights, and there are no redemption or sinking fund provisions or rights; and
•	are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.

Non-cumulative Voting

Holders of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming the sale of all the shares of common stock being offered through this prospectus, the officers and directors of the Company, together as a group, will still hold approximately 80.91% of the Company’s issued and outstanding shares of common stock.

Preferred Stock

The Company has 90,000,000 preferred shares authorized, par value $0.0001 per share. There are no preferred shares issued and outstanding as of the date of this prospectus and no preferred shares are being offered or registered hereby. To the fullest extent permitted by the laws of the State of Nevada, from time to time, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Company. As of the date of this prospectus, the Company has not set the rights and preferences of its preferred stock.

Preemptive Rights

No holder of any shares of the Company’s common stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of our capital stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of our capital stock.

Redemption Rights

No holder of any shares of the Company’s common stock is subject to any buy back or redemption rights. Owners of our common stock do not have the right to require us to repurchase their common stock.

Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to our stockholders. The declaration of any cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon earnings, if any, capital requirements and financial circumstances, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but, rather, reinvest earnings, if any, in our business operations.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered hereby is being passed upon by the law firm of Jones & Haley, a professional corporation, located at 750 Hammond Drive, Building 12, Suite 100, Atlanta, GA 30328.

EXPERTS

The financial statements and summary financial information included in this prospectus and the registration statement have been audited by Centurion ZD CPA & Co. of Hong Kong to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORTS TO SECURITIES HOLDERS

The Company will make its financial information available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, the Company will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Company’s mailing address is 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada.

ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was incorporated in the State of Nevada on January 25, 2022.

On May 27, 2022, the Company acquired a 100% interest in JAAG Uniform, a private Hong Kong company. JAAG Uniform is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

DESCRIPTION OF FACILITIES

The Company doesn’t own or lease any real property. The Company shares office space at 1716 13 Avenue NW, Calgary, AB, T2N 1L1, Canada for its corporate headquarters. The Company’s wholly owned subsidiary, JAAG Uniform Limited, shares office space at 3037, 3/F, 479 Castle Peak Road, Cheung Sha Wan, Hong Kong.

LEGAL PROCEEDINGS

The Company and its subsidiary are currently not involved in any litigation that they believe could have a material adverse effect on their financial condition or results of operations.

PATENTS AND TRADEMARKS

The Company currently has no patents or trademarks that are material to its business.

 MARKET FOR THE COMPANY’S COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for the Company’s securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder of the Company’s stock in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept the Company’s securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

The Company’s shares will initially be classified as “penny stocks”, as that term is generally defined in the Securities Exchange Act of 1934 to which means equity securities with a price of less than $5.00. Thus, the Company’s shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

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In addition, under the penny stock regulations, the broker-dealer is required to:

•	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and
•	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of the Company’s Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of the Company’s securities, if the Company’s securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. The Company’s shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders

On September 15, 2023 , the Company had approximately 38 holders of record of common stock. As of September 15, 2023 , 10,208,000 shares of the Company common stock were issued, and outstanding and nil shares of preferred stock were issued and outstanding.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of the Company’s directors or executive officers. Stockholders annually elect the directors. The executive officers serve at the pleasure of the Board of Directors.

Name	Age	Title

Jeffrey Chau	44	President, CEO, Treasurer, Director

Billy Chan	39	Secretary, Director

The President, directors, and officers of the Company will hold office until additional members or officers are duly elected and qualified. The background and principal occupations of the directors and officers of the Company are as follows:

Jeffrey Chau, age 44, graduated from Columbia University with Bachelor of Science degree in Mechanical Engineering in 2001. After graduation, Mr. Chau was employed as a patent engineer for a US Patent Attorney based in Taiwan. In 2004, Mr. Chau moved to Sydney, Australia and worked as a marketing and territory manager for a mobile prepaid products distributor, with duties including supervision of marketing staff within the New South Wales region. From 2007 to 2009, he worked as production merchandiser for Farbo Uniforms in Hong Kong and was promoted to merchandising manager of the company in 2010. Subsequently, Mr. Chau became CEO of Farbo Uniforms in 2015. He left Farbo Uniforms in 2020 to pursue his own opportunities and founded JAAG Uniform Limited in 2021.

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Billy Chan, age 39, immigrated to Canada from Hong Kong at a young age. He completed his high school education in 2001 in Calgary, Alberta. After working for few years following his graduation from high school, he moved back to Hong Kong in 2004 to begin a career at a manufacturing business in Guangdong, China. Following this move, Mr. Chan joined a garment manufacturer in Dongguan, China. While working for the Dongguan garment manufacturer, he gained substantial knowledge of garment manufacturing. In 2007, he was promoted to production and quality manager of this garment manufacturer in Dongguan. In 2010, he also became the general manager. Under Mr. Chan’s guidance, the company experienced substantial revenue growth over the years. In 2018, he left the Dongguan garment manufacturer to pursue other business opportunities. In 2018, he joined a power construction and restoration company, Jinyixing (Liaoning) Electric Power Technology Development Co. Ltd. in China, supervising the company’s day to day operations. In 2021, he joined JAAG Enterprises Ltd. to assist in JAAG Enterprises’ development and operations.

Audit Committee

The Company does not have an audit committee.

Conflicts of Interest

Members of the Company’s management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to the Company’s affairs.

The Company’s officers and directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or on behalf of other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.

No Compensation to Directors

No director has received any compensation, in cash or of other kind, for serving as a director, and the Company currently does not plan to pay any cash or other compensation to any person for serving as a director. The Company’s directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the Company’s business. The Company’s Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director.

Potential Conflicts of Interest

As the Company does not have an audit committee, compensation committee or any other committees comprised of independent directors. The functions that would have been performed by such committees are performed by the Company’s directors. Thus, there is a potential conflict of interest, in that the Company’s directors and officers have the authority and discretion to determine issues concerning management compensation and audit issues that may affect management decisions. The Company is not aware of any other conflicts of interest with any of our executive officers or directors as of the date of this prospectus.

The Company plans to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without the Company’s consent.

Committees of the Board of Directors

The Company’s Board of Directors plans to establish an audit committee and a compensation committee at such time as it has sufficient employees, directors, and resources. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate our system of internal controls. The compensation committee will manage any stock option plan that we may establish and review and recommend compensation arrangements for our officers. No final determination has yet been made as to the memberships of these committees or when the Company will have sufficient resources to establish those committees.

Directors Independence

For purposes of determining director independence, the Company has applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTC Markets on which the Company intends for its shares of common stock to be quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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The Company’s Board of Directors is currently comprised of two members, both of whom do not qualify as independent directors in accordance with the NASDAQ guidelines.

Term of Office

Each of the Company’s directors is appointed to hold office until the next annual meeting of our stockholders or until his or her respective successor is elected and qualified, or until he or she resigns or is removed from the office in accordance with the applicable provisions of Nevada law. The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by our Board of Directors or until their resignation.

EXECUTIVE COMPENSATION

The following tables set forth certain information concerning all compensation paid, earned or accrued for service by the Company’s President/Chief Executive Officer/Principal Financial Officer and Corporate Secretary in the fiscal period ended June 30, 2022, and 2023. This table consists of all the executive officers of the Company who served in such capacity at the end of the fiscal year.

2023/2022 SUMMARY COMPENSATION TABLE

Name and Principal position	Year	Salary ($)		Bonus ($)		Stock awards ($)		Option awards ($)		Non-equity incentive plan compensation ($)		Change in pension value and nonqualified deferred compensation earnings ($)		All other compensation ($)		Total ($)
Jeffrey Chau
President, CEO, Treasurer	2023 2022	$ $	7,692 7,692	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	7,692 7,692

Billy Chan
Secretary	2023 2022	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0	$ $	0 0

Compensation of Executive Officers

The Company’s executive officers have a consulting agreement with it.

On November 1, 2021, the Company entered into a consulting agreement with Jeffrey Chau, through JAAG Uniform, our subsidiary. Under the contract, Mr. Chau will receive a monthly fee of HK$5,000  (US$639.39 based on exchange rate of US$1.00 to HK$7.82)  commencing on November 1, 2021 and ending at any time by either party with one month written notice.

The Company does not have a compensation committee. Given the nature of the Company’s business and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

Compensation of Directors

The Company has no arrangements for the remuneration of its directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 15, 2023, certain information concerning the beneficial ownership of our Common Stock by: (i) each stockholder known by us to own beneficially 5% or more of our outstanding Common Stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership:

Name and Address of Beneficial Owner	Common Stock Owned before Offering	Common Stock Owned after Offering	Percentage of Ownership Before Offering	Percentage of Ownership After Offering(3)
Jeffrey Chau(1) Hong Kong	3,825,000	3,825,000	37.47%	34.12%
Billy Chan(2) Hong Kong	100,000	100,000	0.98%	0.89%

__________

(1) Mr. Chau was appointed President, CEO, Treasurer and Director on June 20, 2022.

(2) Mr. Chan was appointed director and secretary on June 20, 2022.

(3) These percentages were calculated assuming that 10,208,000 shares of our common stock were outstanding as of September 15, 2023 excluding the sale of the 1,000,000 shares offered in this offering.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 10,208,000 shares of common stock outstanding prior to the offering as of  September 15, 2023.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On November 1, 2021, the Company entered into a services agreement with Mr. Chau, our President, whereby the Company agreed to pay a monthly fee of HK$5,000 for services to be rendered to the Company. As of June 30, 2023, the Company owes $1,923 to Mr. Chau for accrued fees.

Given the Company’s small size and limited financial resources, the Company has not adopted formal policies and procedures for the review, approval or ratification of transactions. The Company intends to establish formal policies and procedures in the future, once the Company has sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, the Company’s directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed or expected to be billed to the Company for professional services rendered by its principal accountants with respect to our last fiscal year end.

June 30, 2023

Audit fees	$7,500
Audit related fees	0
Tax fees	0
All other fees	0
Total	$7,500

All of the professional services rendered by principal accountants for the audit of the Company’s annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the last fiscal year were approved by our board of directors.

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FINANCIAL STATEMENTS

JAAG ENTERPRISES LTD.

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2023

46

中正達 會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304,13/F,Two Harbourfront, 22 Tak Fung Street, Hunghom,Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of JAAG Enterprises Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of JAAG Enterprises Limited and its subsidiaries (the "Company") as of June 30, 2023, the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows, for the period from November 4, 2021 (inception) to June 30, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the consolidated results of its operations and its cash flows for the year ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, company had significant working capital deficiency and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also not described in notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

We have served as the Company's auditor since 2022.

Hong Kong, China

September 20, 2023

PCAOB ID: 2769

47

JAAG ENTERPRISES LTD.

Consolidated Balance Sheet

	June 30,	June 30,
	2023	2022
	($)	($)
ASSETS

Current Assets
Cash & Cash Equivalents	2,138	59,648
Prepaid Expenses	-	641
TOTAL ASSETS	2,138	60,289

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	5,181	5,583
Due to related party	7,487	160
Total Liabilities	12,668	5,743

Stockholders' Equity
Common stock, ($0.0001 par value, 100,000,000 shares authorized 10,208,000 shares issued and outstanding as of June 30, 2023 and 2022	1,021	1,021
Additional Paid in Capital	54,443	54,443
Accumulated Deficit	(65,994)	(918)
Total Stockholders' Equity	(10,530)	54,546

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	2,138	60,289

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.

Consolidated Statement of Operations

	Year ended June 30, 2023	For the period from November 4, 2021 (Inception) to June 30, 2022
	($)	($)
Revenue	33,914	73,172

Cost of Revenue	18,993	58,193
Gross Profit	14,921	14,979

Selling, General & Administrative Expenses	80,005	15,903

Income / (loss) from operations	(65,084)	(924)

Other income	8	6

Net Income/ (Loss)	(65,076)	(918)

Basic and diluted earnings per share	(0.05)	(0.00)
Weighted average number of
common shares outstanding	1,340,301	1,340,301

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.
Consolidated Statement of Changes in Stockholders' Equity
From November 4, 2021 (Inception) to June 30, 2023

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
		($)	($)	($)	($)

Balance, November 4, 2021	7,500,000	750	(737)	-	13

Effect of acquisition on May 25, 2022	200,000	20	(3,274)	-	(3,254)

Share issued on June 27, 2022	2,508,000	251	58,454	-	58,705

Net profit (loss)	-	-	-	(918)	(918)

Balance, June 30, 2022	10,208,000	1,021	54,443	(918)	54,546

Net profit (loss)	-	-	-	(65,076)	(65,076)

Balance, June 30, 2023	10,208,000	1,021	54,443	(65,994)	(10,530)

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.
Consolidated Statements of Cash Flows

	Year ended June 30, 2023	For the period from November 4, 2021 (Inception) to June 30, 2022
	($)	($)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(65,076)	(918)
Changes in operating assets and liabilities
Changes in prepaid expenses	641	(641)
Changes in accounts payable and accrued liabilities	(402)	1,783
Net cash provided by (used in) operating activities	(64,837)	224

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from (repayment to) related party	7,327	160
Issuance of common stock	-	58,718
Cash acquired from assets acquisition	-	546
Net cash provided by (used in) financing activities	7,327	59,424

Net increase (decrease) in cash	(57,510)	59,648
Cash at beginning of year (period)	59,648	-
Cash at end of year (period)	2,138	59,648

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during period for:
Interest	-	-
Income Taxes	-

The annexed notes form an integral part of these financial statements.

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JAAG ENTERPRISES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED JUNE 30, 2023

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

JAAG Enterprises Ltd. (“JAAG Enterprises”) was incorporated on January 25, 2022, in the state of Nevada, USA. JAAG Enterprises acquired 100% interest of JAAG Uniform Limited of Hong Kong (“JAAG Uniform”) on May 27, 2022, as its wholly owned subsidiary. JAAG Uniform, incorporated on November 4, 2021, in Hong Kong, is a start-up uniform supplier, specializing in the design, supply, and distribution of a wide range of uniform garments and accessories. It works with clothing manufacturers in Hong Kong and China on the fabrication of its products.

JAAG Enterprises and JAAG Uniform will be collectively referred to as the “Company”.

NOTE 2. BASIS OF PRESENTATION

On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary. The transaction results in JAAG Uniform’s shareholders taking control of the Company by voting rights through 97.40% of ownership interest, thus considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10 (“Reverse Takeover”).

As a result, these consolidated financial statements are presented as a continuation of JAAG Uniform’s financial statements with the assets and liabilities of the JAAG Uniform presented at their historical carrying values and the assets and liabilities of the JAAG Enterprises recognized on the date of the transaction.

The Company’s consolidated financial statements included herein are prepared under the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. These consolidated financial statements include the Company’s wholly owned subsidiary, JAAG Uniform, and 100 percent of its assets, liabilities and net income or loss. All inter-company accounts and transactions have been eliminated.

The Company has a June 30, year-end.

Functional and Presentation Currency

The Company’s foreign operations are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company uses US Dollars as its functional and presentation currency.

NOTE 3. GOING CONCERN

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company and its subsidiaries will be able to meet its obligations and continue its operations for next fiscal year. Realization values may be substantially different from carrying values as shown and these condensed consolidated interim financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

At June 30, 2023, the Company had $2,138 in cash and there were outstanding liabilities of $12,668. Management does not believe that the Company’s current cash position is sufficient to cover the expenses they will incur during the next twelve months. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets.

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In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. These financial statements do not include any adjustments related to the recovery or classification of assets or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as going concern.

NOTE 4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

b. Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2023.

Fair values were assumed to approximate carrying values of on-balance-sheet financial instruments since they are short term in nature. These financial instruments include cash and accounts payables.

c. Earnings per Share

ASC No. 260, “Earnings Per Share”, specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC No. 260.

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

d. Cash and Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

e. Income Taxes

Income taxes are provided in accordance with ASC No. 740, Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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f. Revenue Recognition

The Company recognizes revenues when its customers obtain control of promised goods or services, in an amount that reflects the consideration which it expects to receive in exchange for those goods. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identifies contract(s) with a customer; (ii) identifies the performance obligations in the contract; (iii) determines the transaction price; (iv) allocates the transaction price to the performance obligations in the contract; and (v) recognizes revenues when (or as) it satisfies the performance obligation.

Under ASC 606 guidelines, a performance obligation is a promise to transfer to the customer a good or service that is separately identifiable and has standalone value. In our case, the sale of uniform products satisfies both criteria and is considered a single performance obligation. This performance obligation is considered satisfied upon the delivery of the uniform products to the customer, as this is when the customer obtains control of the goods.

To allocate the transaction price, we consider the standalone selling price of the uniform products themselves. We take into account various factors such as market conditions and competitive pricing when determining the standalone selling price. Once we have determined the standalone selling price, we allocate the transaction price to the uniform products, accordingly, as required by ASC 606-10-32-29 and 606-10-50-13.Revenues from product sales are recorded net of applicable discounts and allowances that are offered within contracts with the Company’s customers.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have recognized is one year or less or the amount is immaterial.

g. Cost of Sales

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our customers. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product and shipping expenses.

h. Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and accumulated impairment losses, (if any). The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Property – 40 years

Office Equipment – 5 years

i. Foreign Currency Translation and Balances

Transactions in foreign currencies are initially recorded by the Company at their respective functional currency rates prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rate of exchange at the reporting date. Exchange gains or losses arising from translation are recognized in the statement of operation.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

j. Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated into U.S. dollars at exchange rates at the dates of the transactions. Foreign currency differences are recognized in other comprehensive income in the accumulated other comprehensive income (loss).

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Foreign exchange gains or losses arising from a monetary item receivable from or payable to a foreign operation, the settlement of which is neither planned nor likely to occur in the foreseeable future and which in substance is considered to form part of the net investment in the foreign operation, are recognized in other comprehensive income in the cumulative amount of foreign currency translation differences.

k. Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which separate financial information is available that is regularly evaluated by the Group’s chief operating decision makers (“CODM”). Based on the criteria established by ASC280 “Segment Reporting”, the Group’s CODM has been identified as the Chief Executive Officer, who reviews consolidated results of the Company when making decisions about allocating resources and assessing performance.

The Company’s CODM reviewed consolidated results including revenue and operating income at a consolidated level and concluded that there is only one operating and reportable segment in the Company.

The Company’s revenues are derived from within Hong Kong. Therefore, no geographical segments are presented.

l. Recently Issued Accounting Guidance

The Company has evaluated all the recent accounting pronouncements through the date the financial statements were issued and filed with the Securities and Exchange Commission and believe that none of them will have a material effect on the company’s financial statements.

NOTE 5. ASSETS ACQUISITION

On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary. The transaction results in JAAG Uniform’s shareholders taking control of the Company by voting rights through 94.70% of ownership interest. As a result, JAAG Uniform, being the legal acquiree, is considered as the accounting acquirer according to guidance in the Accounting Standards Codification (“ASC”) 805-10. As the Company, being the accounting acquiree, does not meet the definition of a business according to ASC 805-10, the transaction is accounted for in accordance to ASC 805-50 as an acquisition of assets.

The net liabilities acquired was the fair value of the net liabilities of JAAG Enterprises as of May 27, 2022. The amount was calculated as follow:

Cash	$546
Other current liabilities	$(3,800)
Net liabilities	$(3,254)

NOTE 6. RELATED PARTY TRANSACTIONS

On November 1, 2021, the company’s subsidiary, JAAG Uniform Limited, entered into a services agreement with the company’s President, Jeffrey Anthony Chau, whereby the company agreed to pay a management fee of HK$5,000 monthly to Mr. Chau. During the year ended June 30, 2023, the Company incurred $7,692 (HK$60,000) management fee pertaining to this agreement.

On November 1, 2021, the company’s subsidiary, JAAG Uniform Limited, entered into a consulting services agreement with Bonaventure Trading House Ltd., whereby the company agreed to pay a fee of HK$5,000 monthly to Bonaventure Trading House Ltd. for performing various administrative functions for the company. The company’s President, Jeffrey Anthony Chau, is a director of Bonaventure Trading House Ltd. During the year ended June 30, 2023, the Company incurred $7,692 (HK$60,000) management fee pertaining to this agreement.

NOTE 7. SHARE CAPITAL

On January 25, 2022, the Company incorporated with a seed capital of $78 (CAD$100) for 200,000 common stocks.

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On May 27, 2022, the Company issued 7,500,000 common stock to acquire 100% interest of JAAG Uniform as its wholly owned subsidiary (See Note 5).

On June 26, 2022, the Company closed a private placement and issued 2,508,000 common stocks for gross proceeds of $58,640 (CAD$75,240).

As of June 30, 2023, the Company had 10,208,000 shares of common stock issued and outstanding.

NOTE 8. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 9. INCOME TAXES

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

There was no income tax expense for the period ending June 30, 2023. The reconciliation and the tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at the U.S. statutory rate of 21% at June 30, 2023 and 2022 are as follows:

	June 30, 2023	June 30, 2022
	($)	($)
Deferred tax assets
Net operating losses	(65,076)	(918)
Deferred tax liability
Net deferred tax assets	13,666	193
Less valuation allowance	(13,666)	(193)
Deferred tax asset - net valuation allowance	-	-

NOTE 10. SEGMENT INFORMATION

The Company’s source of revenue is from uniform products and all revenues are derived from Hong Kong region locally. Therefore, the Company has only one operating segment and one geographic segment.

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Uniform products segment

Uniform Products	Year ended June 30, 2023	Period from Nov 4, 2021 (inception) to June 30, 2022

Segment revenue	$33,914	73,172
Segment profit	$(65,076)	(918)

NOTE 11. COMMITMENTS AND CONTINGENCIES

The Company has no commitments and contingencies liabilities to be disclosed.

NOTE 12. CONCENTRATIONS

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts (if any).

NOTE 13. LEGAL MATTERS

The Company has no known legal issues pending.

NOTE 14. SUBSEQUENT EVENT

In accordance with ASC 855-10 management has performed an evaluation of subsequent events from June 30, 2023, through the date the financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company will pay all the costs of this offering. The estimated costs (assuming all shares are sold) of this offering are as follows: (1)

SEC Registration Fee	$19.33
Auditor Fees and Expenses	$8,000
Legal and Consulting Fees and Related Expenses	$25,000
Miscellaneous Fees and Expenses	$2,000
TOTAL	$35,019.33

______________

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, and not the Selling Shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article VIII of the Company’s Bylaws, as amended, provides that to the fullest extent permitted by the Nevada Revised Statutes, directors, officers, employees and agents may be indemnified by the Corporation against any and all expenses, liabilities or other matters. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer or Agent of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted as to directors, officers, employees, controlling persons and agents of the small business issuer pursuant to the above-stated language, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as set out in the Act and is therefore unenforceable

RECENT SALES OF UNREGISTERED SECURITIES

On January 25, 2022, the Company issued 200,000 shares of common stock for gross proceeds of $78.

On May 27, 2022, the Company issued 7,500,000 shares of common stock to acquire a 100% interest in JAAG Uniform.

On June 26, 2022, the Company closed a private placement and issued 2,508,000 shares of common stock for gross proceeds of $58,640.

All sales discussed above were made on a private placement basis, pursuant to an exemption from registration in conformance with the provisions of Section 4 (2) of the Exchange Act. No underwriter was involved in the sale and no commissions were paid in connection with such sales. Each investor was suitable, and each was given adequate access to sufficient information to make an informed investment decision.

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ITEM 16 EXHIBITS AND FINANCIAL SCHEDULES

Ex No.	Description

3.1(1)	Amended and Restated Articles of Incorporation

3.2(1)	Bylaws

5.1(3)	Opinion of Jones & Haley, a professional corporation, including consent

10.1(1)	Consulting Agreement with Jeffrey Chau

10.2(1)	Consulting Agreement with Bonaventure Trading House Ltd.

10.3(1)	Consulting Agreement with WF Consulting Ltd.

10.15(1)	List of Subsidiaries

23.1(4)	Consent of Independent Accounting Firm

23.2(3)	Consent of Jones & Haley, a professional corporation (contained in Exhibit 5.1)

24.1	Power of Attorney (included in signature pages)

99.1(2)	Form of Subscription Agreement

_____________

(*)	To be filed by amendment

(1)	Incorporated by reference to the Registration Statement on Form S-1 filed on October 25, 2022
(2)	Incorporated by reference to Amendment #1 to the Registration Statement on Form S-1 filed on January 18 2023.
(3)	Incorporated by reference to the Registration Statement on Form S-1 filed on June 23, 2023.
(4)	Updated consent filed herewith

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ITEM 17 UNDERTAKINGS

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes that it:

(1) To file, during any period in which offers, or sales are being made, post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including, but not limited to, any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

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(5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

(7) For the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed pursuant to Rule 424()(3) shall be deemed to be a part of this registration statement as of the date the filed prospectus is deemed part of and included in this registration statement;

(ii) Each prospectus require to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed incorporated by reference into the registration statement or prospectus that is a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in any document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calgary, Province of Alberta on the  20 day of September, 2023.

JAAG Enterprises Ltd.

By:	/s/ Jeffrey Chau
Jeffrey Chau
President Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Chau and Billy Chan, or any one of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Chau	President, Chief Executive Officer and Director	September 20, 2023
Jeffrey Chau	(Principal Executive Officer)

/s/ Billy Chan	Secretary and Director	September 20, 2023
Billy Chan

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